                                                                EXHIBIT  10.5


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             CORE LABORATORIES N.V.,

                       CORE ACQUISITION SUBSIDIARY, INC.,

                                RESERVOIRS, INC.

                                       AND

                               THE STOCKHOLDERS OF
                                RESERVOIRS, INC.






                                JULY 26, 1999

                                TABLE OF CONTENTS


                                                           ARTICLE I

                                                          THE MERGER
         1.01     THE MERGER......................................................................................1
         1.02     EFFECTIVE TIME..................................................................................2
         1.03     EFFECT OF THE MERGER............................................................................2
         1.04     ARTICLES OF INCORPORATION; BYLAWS...............................................................2
         1.05     DIRECTORS AND OFFICERS..........................................................................2
         1.06     ACQUISITION CONSIDERATION; CONVERSION AND CANCELLATION OF SECURITIES............................2
         1.07     PAYMENT FOR COMPANY STOCK; SURRENDER OF CERTIFICATES............................................5
         1.08     NO FRACTIONAL SHARES............................................................................6
         1.09     AGREEMENT TO VOTE SHARES........................................................................6
         1.10     WITHHOLDING.....................................................................................6
         1.11     CLOSING.........................................................................................6
         1.12     ACTIONS AT CLOSING..............................................................................7
         1.13     STOCK TRANSFER BOOKS............................................................................7
         1.14     TAKING OF NECESSARY ACTION; FURTHER ACTION......................................................7
         1.15     TAX CONSEQUENCES................................................................................7

                                                          ARTICLE II

                                                REPRESENTATIONS AND WARRANTIES
                                             OF THE COMPANY AND THE SHAREHOLDERS

         2.01     ORGANIZATION AND QUALIFICATION; SUBSIDIARIES....................................................7
         2.02     ORGANIZATIONAL DOCUMENTS........................................................................8
         2.03     CAPITALIZATION..................................................................................8
         2.04     AUTHORITY.......................................................................................9
         2.05     NO CONFLICT; REQUIRED FILINGS AND CONSENTS......................................................9
         2.06     PERMITS; COMPLIANCE............................................................................10
         2.07     FINANCIAL STATEMENTS...........................................................................11
         2.08     ABSENCE OF CERTAIN CHANGES OR EVENTS...........................................................11
         2.09     LITIGATION.....................................................................................11
         2.10     EMPLOYEE BENEFIT PLANS; LABOR MATTERS..........................................................12
         2.11     TAXES..........................................................................................14
         2.12     TAX MATTERS....................................................................................15
         2.13     AFFILIATES.....................................................................................15
         2.14     CERTAIN BUSINESS PRACTICES.....................................................................15
         2.15     ENVIRONMENTAL..................................................................................16
         2.16     UNDISCLOSED LIABILITIES........................................................................16


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


         2.17     CERTAIN AGREEMENTS.............................................................................17
         2.18     CONTRACTS AND COMMITMENTS......................................................................17
         2.19     AFFILIATE INTERESTS............................................................................17
         2.20     INTELLECTUAL PROPERTY..........................................................................17
         2.21     BROKERS........................................................................................18
         2.22     INSURANCE......................................................................................18
         2.23     PROPERTIES.....................................................................................18
         2.24     GOOD TITLE.....................................................................................19
         2.25     CERTAIN SECURITIES LAW MATTERS.................................................................19
         2.26     AUTHORIZATION AND VALIDITY OF AGREEMENT........................................................20

                                                           ARTICLE III

                                            REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         3.01     ORGANIZATION AND QUALIFICATION.................................................................20
         3.02     CAPITALIZATION.................................................................................21
         3.03     AUTHORITY......................................................................................21
         3.04     NO CONFLICT; REQUIRED FILINGS AND CONSENTS.....................................................21
         3.05     REPORTS; FINANCIAL STATEMENTS..................................................................22
         3.06     ABSENCE OF CERTAIN CHANGES OR EVENTS...........................................................22
                  3.07     TAX MATTERS...........................................................................23
         3.08     BROKERS........................................................................................23

                                                           ARTICLE IV

                                                  COVENANTS OF THE SHAREHOLDERS

         4.01     AFFIRMATIVE COVENANT...........................................................................23
         4.02     NEGATIVE COVENANTS.............................................................................24

                                                           ARTICLE V

                                                    COVENANTS OF THE COMPANY

         5.01     AFFIRMATIVE COVENANTS OF THE COMPANY...........................................................24
         5.02     NEGATIVE COVENANTS OF THE COMPANY..............................................................25

                                                           ARTICLE VI

                                                      COVENANTS OF ACQUIROR

         6.01     AFFIRMATIVE COVENANTS OF ACQUIROR..............................................................27
         6.02     NEGATIVE COVENANTS OF ACQUIROR.................................................................27

                                                            ARTICLE VII

                                                      ADDITIONAL AGREEMENTS
         7.01     NOTIFICATION OF CERTAIN MATTERS................................................................28
         7.02     ACCESS AND INFORMATION.........................................................................28
         7.03     APPROPRIATE ACTION; CONSENTS; FILINGS..........................................................29
         7.04     PUBLIC ANNOUNCEMENTS...........................................................................30
         7.05     EXPENSES.......................................................................................30
         7.06     EMPLOYEES OF COMPANY...........................................................................31
         7.07     TAX-FREE REORGANIZATION........................................................................31
         7.08     INFORMATION FOR TAX RETURNS....................................................................31
         7.09     NO HEDGING TRANSACTIONS........................................................................32

                                  7.11 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                                                         ARTICLE VIII

                                                        INDEMNIFICATION

         8.01     IN GENERAL.....................................................................................33
         8.02     NO EXHAUSTION OF REMEDIES......................................................................33
         8.03     DEFENSE OF THIRD PARTY CLAIMS..................................................................33
         8.04     PAYMENT; ARBITRATION...........................................................................34
         8.05     SATISFACTION OF CLAIMS FROM ESCROW SHARES......................................................35
         8.06     LIABILITY LIMITATIONS; SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............................36
         8.07     SUBROGATION....................................................................................36

                                                    ARTICLE IX

                                                    CONDITIONS

         9.01     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIROR COMPANIES..................................36
         9.02     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.............................................38

                                                     ARTICLE X

                                                   MISCELLANEOUS

         10.01    TERMINATION....................................................................................39
         10.02    EFFECT OF TERMINATION..........................................................................40
         10.03    WAIVER AND AMENDMENT...........................................................................40
         10.04    ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES....................................................40

         10.05    ASSIGNMENT.....................................................................................40
         10.06    CERTAIN DEFINITIONS............................................................................41
         10.07    NOTICES........................................................................................42
         10.08    GOVERNING LAW..................................................................................43
         10.09    SEVERABILITY...................................................................................43
         10.10    COUNTERPARTS...................................................................................43
         10.11    HEADINGS.......................................................................................44


EXHIBITS

Exhibit A         --        Escrow Agreement
Exhibit B         --        Appointment of Shareholders' Representative
Exhibit C         --        Form of Registration Rights Agreement
Exhibit D         --        Form of Employment Agreement

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") is made and entered into as of July 26, 1999 by and among Core Laboratories N.V., a Netherlands limited liability company ("Acquiror"), Core Acquisition Subsidiary, Inc., a Texas corporation with its principal place of business in Houston, Texas and a wholly owned subsidiary of Acquiror ("Acquisition Sub"), Reservoirs, Inc., a Texas corporation ("Reservoirs" or the "Company"), and the stockholders of the Company set forth on the signature pages hereto (collectively, the "Shareholders"). Acquiror and Acquisition Sub are sometimes collectively referred to herein as the "Acquiror Companies."

                                    RECITALS

         The Shareholders own all of the outstanding capital stock of the Company, and Acquiror owns all of the outstanding capital stock of Acquisition Sub.

         Acquisition Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Texas Business Corporation Act (the "TBCA"), will merge with and into the Company (the "Merger").

         The Board of Directors of the Company has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and is fair to, and in the best interests of, the Company and the Shareholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended approval and adoption of this Agreement and the Merger by the Shareholders.

         This Agreement and the Merger have been approved and adopted by the requisite vote of the Shareholders and of the sole shareholder of Acquisition Sub as required by the TBCA.

         For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be taxable to the Shareholders under Section 367 of the Code.

         NOW, THEREFORE, in consideration of the Recitals, the mutual representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the TBCA, at the Effective Time (as defined in Section 1.02 of this Agreement), Acquisition Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Acquisition Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall be "Reservoirs, Inc." Acquiror shall not be deemed to be a party to the Merger for purposes of Article 5.06 of the TBCA.

         1.02 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article IX of this Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the State of Texas, in such form as required by, and executed in accordance with the relevant provisions of, the TBCA (the date and time of the completion of such filing being the "Effective Time").

         1.03 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property and assets of Acquisition Sub and the Company shall vest in the Surviving Corporation, and all obligations and liabilities of Acquisition Sub and the Company shall become the obligations and liabilities of the Surviving Corporation.

         1.04 ARTICLES OF INCORPORATION; BYLAWS. At the Effective Time, the Articles of Incorporation and the Bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation, except that Article I of the Articles of Incorporation thereof shall be amended to read "The name of the corporation is Reservoirs, Inc.".

         1.05 DIRECTORS AND OFFICERS. The directors of Acquisition Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Acquisition Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         1.06 ACQUISITION CONSIDERATION; CONVERSION AND CANCELLATION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror Companies, the Company or the holders of any of the Company's securities:

                  (a) Subject to the other provisions of this Article I, each share of the Company's common stock, par value $.01 per share ("Company Stock"), issued and outstanding immediately prior to the Effective Time (excluding any Company Stock described in Section 1.06(d) of this Agreement), such shares being as shown on Schedule 1.06(a) to this Agreement, shall be converted into 5.6375 shares of duly authorized, validly issued, fully paid and nonassessable common shares, par value NLG 0.03 per share ("Acquiror Shares"), of Acquiror (the "Exchange Ratio"), subject to the escrow of a portion of such shares pursuant to the terms and conditions set forth in Section 1.06(b).

                  (b) At the Effective Time, Acquiror will cause to be delivered to, and directly deposited with, Bankers Trust Company or another national bank acceptable to the Company and Acquiror (the "Escrow Agent"), in escrow for the account and future potential benefit of the Shareholders, a stock certificate representing 10% of the Acquiror Shares issued at Closing pursuant to Section 1.06(a), which certificate shall be registered as follows: "Bankers Trust Company, f/b/o the Former Shareholders of the Common Stock of Reservoirs, Inc." All such Acquiror Shares so delivered to the Escrow Agent, together with all subsequent stock dividends or distributions of other Acquiror Shares received in respect of such shares while deposited with the Escrow Agent shall be referred to as "Escrow Shares." A pro rata number of the Escrow Shares (determined on the basis of the relative amount of Acquiror Shares each Shareholder is entitled to receive pursuant to
         Section 1.06(a) of this Agreement, subject to adjustments by the Escrow Agent to eliminate fractional shares) shall be subtracted from the number of Acquiror Shares each Shareholder at the Effective Time is entitled to receive pursuant to the Merger. The Escrow Shares shall be held by the Escrow Agent pursuant to the terms and conditions of an Escrow Agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement") between Acquiror, Acquisition Sub, the Company and Randall S. Miller (the "Shareholders' Representative"). The Shareholders will appoint Randall S. Miller as a Shareholders' Representative pursuant to, and he shall have the rights and obligations set forth in, the Appointment of Shareholders' Representative, substantially in the form attached hereto as Exhibit B (the "Appointment"). The Escrow Agreement and the Appointment shall authorize the Shareholders' Representative to control the disposition of such Escrow Shares pursuant to the terms of such documents. The Shareholders' Representative shall have no personal liability as a result of any actions taken in such position (i) to Acquiror or Acquisition Sub, or (ii) to any holder of Company Stock at the Effective Time, in either case with respect to the disposition of the Escrow Shares or any other action taken by him as the Shareholders' Representative, unless such actions constitute gross negligence or willful misconduct by the Shareholders' Representative. The number of Acquiror Shares each Shareholder shall be entitled to receive at the Effective Time and the number of Escrow Shares attributable to such Shareholder shall be as set forth on Schedule 1.06(a) to this Agreement.

                  (c) As a result of their conversion pursuant to Section 1.06(a) of this Agreement, all shares of Company Stock shall cease to be outstanding and shall automatically be canceled and retired, and each certificate ("Certificate") previously evidencing Company Stock outstanding immediately prior to the Effective Time (other than any Company Stock described in Section 1.06(d) of this Agreement) ("Converted Shares") shall thereafter represent that number of Acquiror Shares determined pursuant to the Exchange Ratio, rounded up or down to the nearest whole share (the "Acquisition Consideration"). The holders of Certificates previously evidencing Converted Shares shall cease to have any rights with respect to such Converted Shares except the right to receive the Acquisition Consideration and as otherwise provided herein or by applicable federal, state, foreign or local law, statute, ordinance, rule or regulation (collectively, "Laws"). Such Certificates previously evidencing Converted Shares shall be exchanged for certificates evidencing whole shares of Acquiror Shares upon the surrender of such Certificates in accordance with the provisions of
         Section 1.07 of this Agreement. No fractional shares of Acquiror Shares shall be issued.

                  (d) Notwithstanding any provision of this Agreement to the contrary, each share of Company Stock held in the treasury of the Company and each share of Company Stock or other capital stock of the Company owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (e) In the event that on or after the date of this Agreement, Acquiror shall establish a record date prior to the Closing Date for all its shareholders entitled to receive any securities, rights or property of Acquiror (other than regular dividends), by reason of the issuance of rights or options to purchase its securities, stock dividends or distribution, or any stock split or reverse stock split, or if there shall occur any capital reorganization of Acquiror or reclassification of its capital stock or such other similar transaction which will not be adequately reflected in the number of Acquiror Shares which will constitute the Acquisition Consideration, such number of Acquiror Shares shall be fairly and proportionately adjusted to prevent dilution, and to fully and completely carry out the intent of the parties as contemplated by this Agreement.

                  (f) Each share of common stock, no par value per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, no par value per share, of the Surviving Corporation.

                  (g) Each option to purchase Company Stock outstanding immediately prior to the Effective Time (collectively, the "Company Options"), all such options being as set forth on Schedule 1.06(a) to this Agreement, shall be assumed by Acquiror and converted into an option under the Core Laboratories N.V. 1995 Long-Term Incentive Plan (as amended and restated as of May 29, 1997) (the "Long-Term Incentive Plan") to purchase that number of Acquiror Shares determined by multiplying the number of shares of Company Stock subject to such Company Option immediately prior to the Effective Time by the Exchange Ratio, at an exercise price per Acquiror Share equal to the exercise price per share of such Company Option divided by the Exchange Ratio. If the foregoing calculation results in an assumed Company Option being exercisable for a fraction of an Acquiror Share, then the number of Acquiror Shares subject to such option shall be rounded down to the nearest whole number of shares, and the total exercise price for the option will be reduced by the exercise price of the fractional share. At the Closing, the agreements evidencing the Company Options shall be amended and restated, effective as of the Effective Time, into the standard form of nonstatutory stock option agreement used by Acquiror under the Long-Term Incentive Plan; provided, however, that the Company Options shall be fully vested and exercisable at any time immediately after the Effective Time, and the term of the Company Options shall continue to end no later than midnight on December 31, 2007.

                  (h) All obligations of the Company under the Company's 1997 Full Value Executive Stock Incentive Plan (the "Plan"), including with respect to each and all rights granted under the Plan that have not expired or been terminated prior to the Effective Time (the "Executive Stock Rights"), shall, without further action on the part of the Company or the holders of any Executive Stock Rights (collectively, the "Plan Participants"), be assumed by Acquiror as of the Effective Time. All terms and conditions of the Plan and Executive Stock Rights shall be unchanged by the provisions of this Section 1.06(h) and the Plan shall otherwise operate in accordance with its terms; provided, however, that each Plan Participant's rights to receive payment under the Plan with respect to all Executive Stock Rights shall be fully vested and mature at the Effective Time, that such payment shall be made to each Plan Participant no later than 60 days after the Effective Time by delivery to the Plan Participant of the number of Acquiror Shares determined by multiplying the number of Executive Stock Rights held by the Plan Participant as of the Closing (all such Executive Stock Rights being as set forth on Schedule 1.06(a) to this Agreement) by the Exchange Ratio, such shares to be subject to the same restrictions as the Acquiror Shares issued pursuant to Section 1.06(a), less the applicable withholding taxes required with respect to such Plan Participant determined by multiplying the applicable withholding tax rate by the number of the Acquiror Shares such Plan Participant is entitled to herein, all to satisfy the withholding obligations set forth in Section 14(b) of the Plan. The Acquiror shall satisfy the payment of the withholding obligation by determining the cash value of the withheld shares based on the closing sale price of the Acquiror Shares on the trading day of the issuance of the Acquiror Shares pursuant to this Section 1.06(h) and shall pay the resulting amount to the appropriate governmental authority for such Plan Participant's account. If the foregoing calculations result in a fraction of an Acquiror Share being issued to the Plan Participant, then the number of Acquiror Shares shall be rounded to the closest whole numbers of shares and such shall be issued to the Plan Participant.

         1.07     PAYMENT FOR COMPANY STOCK; SURRENDER OF CERTIFICATES.

                  (a) Exchange Procedures. Promptly after the Effective Time, Acquiror shall deliver to each record holder of Company Stock at the Effective Time a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Acquiror and shall be in such form and contain such other provisions as the Company and Acquiror shall agree) (the "Letter of Transmittal"). Upon surrender of a Certificate for cancellation to the Acquiror, together with such Letter of Transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Acquiror Shares that such holder has the right to receive pursuant to the provisions of this Article I, less the Escrow Shares attributable to such holder that will be issued and deposited with the Escrow Agent for the account of such holder, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Stock that is not registered in the transfer records of the Company, a certificate evidencing the proper number of Acquiror Shares may be issued to the transferee if the Certificate evidencing the Company Stock shall be surrendered to the Acquiror, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered for exchange in accordance with the provisions of this
Section 1.07(a), each Certificate theretofore representing Converted Shares (other than shares of Company Stock to be canceled pursuant to Section 1.06(d) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the Acquisition Consideration as set forth in this Agreement. If any holder of Converted Shares shall be unable to surrender such holder's Certificates because such Certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to Acquiror. No interest shall be paid on any Acquisition Consideration payable to former holders of Converted Shares.

                  (b) Distributions with Respect to Acquiror Shares. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Acquiror Shares evidenced thereby, and no Acquisition Consideration shall be paid to any such holder until the holder of such Certificate shall surrender such Certificate. Subject to applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing whole Acquiror Shares issued in exchange therefor, without interest, (i) promptly following the surrender of such Certificate, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Acquiror Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender payable with respect to such whole Acquiror Shares.

         1.08 NO FRACTIONAL SHARES. Notwithstanding anything herein to the contrary, no certificates or scrip evidencing fractional Acquiror Shares shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights as a shareholder of Acquiror.

         1.09 AGREEMENT TO VOTE SHARES. At any meeting of the Shareholders with respect to any of the following, and at any adjournment thereof, and with respect to any consent solicited with respect to any of the following, each Shareholder who is a party to this Agreement hereby agrees to vote such Shareholder's Company Stock (i) in favor of approval of the Merger and any matter which could reasonably be expected to facilitate the Merger and (ii) against approval of any proposal made in opposition to or in competition with the Merger, against any merger, consolidation, sale of assets, reorganization or recapitalization with any party, against any liquidation or winding up of the Company and against any other matter which would, or could reasonably be expected to, prohibit or discourage the Merger.

         1.10 WITHHOLDING. Acquiror (or any affiliate thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Shares such amounts as Acquiror (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code (as hereinafter defined), or any other provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Converted Shares in respect of which such deduction and withholding was made by Acquiror.

         1.11 CLOSING. The Closing shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, 3600 First City Tower, Houston, Texas 77002-6760, at (a) 10:00 a.m., local time, effective as of August 2, 1999, or
(b) if the conditions set forth in Article IX of this Agreement have not been satisfied or waived on or before August 2, 1999, at 10:00 a.m., local time, on the second business day following the date on which the conditions set forth in
Article IX of this Agreement have been satisfied or waived or (c) at such other place, time and date as the parties hereto may agree. At the conclusion of the Closing, the parties hereto shall cause the Articles of Merger to be filed with the Secretary of State of the State of Texas.

         1.12 ACTIONS AT CLOSING. At the Closing, (a) the Company and the Shareholders shall deliver to the Acquiror Companies the various certificates, instruments and documents referred to in Section 9.01 of this Agreement, (b) the Acquiror Companies shall deliver to the Company and the Shareholders the various certificates, instruments and documents referred to in Section 9.02 of this

Agreement, and (c) the parties shall file with the Secretary of State of the State of Texas the Articles of Merger.

         1.13 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company.

         1.14 TAKING OF NECESSARY ACTION; FURTHER ACTION. Acquiror and the Company shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Acquisition Sub, such corporations shall direct their respective officers and directors to take all such lawful and necessary action.

         1.15 TAX CONSEQUENCES. The parties to this Agreement intend for the Merger to constitute a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code and hereby adopt this Agreement as the "plan of reorganization" with respect to the Merger for purposes of and within the meaning of Section 1.368-2(g) and Section 1.368-3(a) of the United States Treasury Regulations.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS

         The Company and each of the Shareholders of the Company, jointly and severally, hereby represent and warrant to Acquiror, as of the date hereof and at the Closing Date, that:

         2.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company is a corporation whose ownership is represented solely by the Company Stock, and the Company is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization. Except as set forth in
Section 2.01 of the Company Disclosure Schedule (as hereinafter defined), each of the Company's subsidiaries (as such term is defined in Section 10.06 herein) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and each of the Company and its subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Company Material Adverse Effect. The term "Company Material Adverse Effect" as used in this Agreement shall mean any change or effect that would be materially adverse to the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, at the time of such change or effect. Section
2.01 of the Disclosure Schedule delivered by the Company to Acquiror concurrently with the execution of this Agreement (the "Company Disclosure Schedule") sets forth, as of the date of this Agreement, a true and complete list of all the Company's directly or indirectly owned subsidiaries, together with the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company.

         2.02 ORGANIZATIONAL DOCUMENTS. The Company has heretofore furnished or made available to Acquiror complete and correct copies of the Articles of Incorporation and the Bylaws (or equivalent organizational documents), in each case as amended or restated to the date hereof, of the Company and each of its subsidiaries. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws (or equivalent organizational documents).

         2.03 CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 1,000,000 shares of Common Stock, par value $.01 per share (the Company Stock), and no shares of preferred stock. As of the date of this Agreement, 39,525 shares of Common Stock are issued and outstanding. As of the date of this Agreement, there are 111,112 shares of Common Stock held by the Company in its treasury, and 13,690 shares of Common Stock are reserved for issuance, including 7,400 shares for issuance under the Plan and 6,290 shares for issuance for Company Options. Each of the issued shares of capital stock of, or other equity interests in, each of the Company and its subsidiaries is duly authorized, validly issued and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries subject to) any preemptive or similar rights created by statute, the Articles of Incorporation or Bylaws (or the equivalent organizational documents) of the Company or any of its subsidiaries, or any agreement to which the Company or any of its subsidiaries is a party or is bound, and, except as set forth in Section 2.03(a) of the Company Disclosure Schedule, all such issued shares or other equity interests owned by the Company or a subsidiary of the Company are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's or such subsidiaries' voting rights, charges or other encumbrances of any nature whatsoever.

                  (b) No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which shareholders may vote ("Company Voting Debt") are issued or outstanding.

                  (c) Except as set forth in Section 2.03(c) of the Company Disclosure Schedule, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its subsidiaries is a party relating to the issued or unissued capital stock or other equity interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, issue or sell any shares of capital stock, Company Voting Debt or other equity interests of the Company or any of its subsidiaries. Except as set forth in Section 2.03(c) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of the Company or the capital stock or other equity interests of any subsidiary of the Company or (ii) (other than advances to wholly owned subsidiaries in the ordinary course of business) to provide material funds to, or to make any material investment in (in the form of a loan, capital contribution or otherwise), or to provide any guarantee with respect to the material obligations of, any subsidiary of the Company or any other person. Except (i) as set forth in Section 2.03(c) of the Company Disclosure Schedule or (ii) for subsidiaries of the Company set forth in Section 2.01 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (x) directly or indirectly owns,
(y) has agreed to purchase or otherwise acquire or (z) holds any interest convertible into or exchangeable or exercisable for, any capital stock or other equity interest of any corporation, partnership, joint venture or other business association or entity. Except as set forth in Section 2.03(c) of the Company Disclosure Schedule or for any agreements, arrangements or commitments between the Company and its wholly owned subsidiaries or between such wholly owned subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on, or calculated in accordance with, the revenues or earnings of the Company or any of its subsidiaries. Except as set forth in Section 2.03(c) of the Company Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or any of its subsidiaries.

         2.04 AUTHORITY. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by each of the Acquiror Companies, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         2.05 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Assuming that all consents, licenses, permits, waivers, approvals, authorizations, orders, filings and notifications contemplated by the exceptions to Section 2.05(b) are obtained or made and except as disclosed in
Section 2.05(a) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder, including consummation of the transactions contemplated hereby, will not (i) conflict with or violate the Articles of Incorporation or Bylaws, or the equivalent organizational documents, in each case as amended or restated, of the Company or any of its subsidiaries, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule or regulation (collectively, "Laws") in effect as of the date of this Agreement, or any judgment, order or decree applicable to the Company or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by or to which the Company or any of its subsidiaries or any of their respective properties is bound or subject.

                  (b) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder, including consummation of the transactions contemplated hereby, will not, require the Company to obtain any consent, license, permit, waiver, approval, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, federal, state, local or foreign (collectively, "Governmental Entity"), except (i) the filing of Articles of Merger with the Secretary of State of the State of Texas, (ii) the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"),
(iii) where the failure to obtain such consents, licenses, permits, waivers, approvals, authorizations or orders, or to make such filings or notifications could not reasonably be expected to cause a Company Material Adverse Effect or to prevent the Company from performing its obligations under this Agreement and
(iv) as disclosed in Section 2.05(b) of the Company Disclosure Schedule.

         2.06 PERMITS; COMPLIANCE. Except as disclosed in Section 2.06 of the Company Disclosure Schedule, each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification and registration numbers, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted with respect to which the failure of the Company or its subsidiaries to have possession would constitute a Company Material Adverse Effect (collectively, the "Company Permits"). Section 2.06 of the Company Disclosure Schedule sets forth a list of each of the Company Permits and the jurisdiction issuing the same, all of which are in good standing and not subject to meritorious challenge. Section
2.06 of the Company Disclosure Schedule also sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of the Company or the Shareholders, threatened against the Company or any of its subsidiaries that could reasonably be expected to result in the loss, suspension or revocation of a Company Permit. Except as set forth in
Section 2.06 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, in default under or in violation of , and none of them has received, since June 30, 1997, from any Governmental Entity any written notice with respect to any conflict with, default under or violation of,
(i) any Law applicable to the Company or any of its subsidiaries or by or to which any of their respective properties is bound or subject, (ii) any judgment, order or decree applicable to the Company or any of its subsidiaries or by or to which any of their respective properties is bound or subject, or (iii) any of the Company Permits.

         2.07 FINANCIAL STATEMENTS. The Company has provided Acquiror with true, correct and complete copies of its audited consolidated balance sheet, income statement and statement of cash flows for the years ended June 30, 1996, 1997, and 1998 and an unaudited consolidated balance sheet, income statement and statement of cash flows for the 9 months ended March 31, 1999

(collectively, the "Company Financial Statements"). Each of the Company Financial Statements (including, in each case, any related notes thereto) (a) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except (i) to the extent disclosed therein or required by changes in GAAP, and (ii) as may be indicated in the notes thereto), and (b) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements for interim periods, to adjustments, consisting only of normal, recurring accruals, necessary to present fairly such results of operations and cash flows).

         2.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement or as set forth in Section 2.08 of the Company Disclosure Schedule, since June 30, 1998 the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been: (i) any damage, destruction or loss with respect to any assets of the Company or any of its subsidiaries that, whether or not covered by insurance, would constitute a Company Material Adverse Effect; (ii) any change by the Company or its subsidiaries in their significant accounting policies; (iii) except for dividends by a wholly owned subsidiary of the Company to the Company or to another wholly owned subsidiary of the Company, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Company Stock or the shares of stock of, or other equity interests in, any subsidiary of the Company or any redemption, purchase or other acquisition of any of the Company's securities or any of the securities of any subsidiary of the Company;
(iv) any material increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, performance awards (including, without limitation, the granting of stock appreciation rights or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to any of the directors or officers of the Company or the employees of the Company and its subsidiaries as a group; or (v) any other Company Material Adverse Effect.

         2.09 LITIGATION. Except as disclosed in Section 2.09 of the Company Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of the Company or any of the Shareholders, threatened against the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries is subject to any executory judgment, order, writ, injunction, decree or award of any Governmental Entity, including without limitation any cease and desist order and any consent decree, settlement agreement or other similar agreement with any Governmental Entity.

         2.10     EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

                  (a) Each Benefit Plan (as hereinafter defined) is listed in
Section 2.10(a) of the Company's Disclosure Schedule. The Company has delivered or made available to Acquiror a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS") for each Benefit Plan for which a Form 5500 is required to be filed, (ii) such Benefit Plan and all amendments thereto, (iii) each trust agreement, if any, relating to such Benefit

Plan, (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required, (v) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan qualified under section 401 of the Code. "Benefit Plans" shall mean any employee pension benefit plan (whether or not insured), as defined in Section 3(2) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any plans that would be employee pension benefit plans or employee welfare benefit plans if they were subject to ERISA, such as foreign plans and plans for directors, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, or other stock plan or agreement (whether qualified or nonqualified), and any bonus, supplemental income, deferred compensation or incentive compensation plan or agreement sponsored, maintained, or contributed to by the Company or any of its subsidiaries for the benefit of any of the present or former directors, officers, employees, agents, consultants, or other similar representatives providing services to or for the Company or any of its subsidiaries in connection with such services or any such plans which have been so sponsored, maintained, or contributed to within six years prior to the date of this Agreement; provided, however, that such term shall not include (x) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday, and sick or other leave policies, (y) workers compensation insurance, and (z) directors and officers liability insurance.

                  (b) With respect to each Benefit Plan, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any of its subsidiaries could be subject to any liability under the terms of such Benefit Plan, ERISA, the Code, or any other applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Company Material Adverse Effect.

                  (c) Each Benefit Plan intended to be qualified under section 401 of the Code (i) satisfies in form the requirements of such section except to the extent amendments are not required by Law to be made until a date after the Closing Date, (ii) has received a favorable determination letter from the IRS regarding such qualified status, (iii) has not, since receipt of the most recent favorable determination letter, been amended, and (iv) has not been operated in a way that would adversely affect its qualified status.

                  (d) There has been no termination or partial termination of any Benefit Plan within the meaning of section 411(d)(3) of the Code.

                  (e) There are no actions, suits, or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to, any Benefit Plan or its assets that could reasonably be expected to have a Company Material Adverse Effect.

                  (f) There is no matter pending (other than routine qualification determination filings) with respect to any Benefit Plan before the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or other governmental authority.

                  (g) All contributions required to be made to Benefit Plans pursuant to their terms and the provisions of ERISA, the Code, or any other applicable Law have been timely made.

                  (h) With respect to each Benefit Plan, no event has occurred and, to the knowledge of the Company or any of the Shareholders, there exists no condition or set of circumstances in connection with which the Company or any of its subsidiaries could be subject to any liability with respect to a violation of the terms of such Benefit Plans, ERISA, the Code or any other applicable Law.

                  (i) There are no collective bargaining or other labor union contracts to which the Company or its subsidiaries is a party applicable to persons employed by the Company or its subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. There is no pending or, to the knowledge of the Company or the Shareholders, threatened labor dispute, strike or work stoppage against the Company or any of its subsidiaries. None of the Company, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or its subsidiaries that could reasonably be expected to have a Company Material Adverse Effect, and there is no pending or, to the knowledge of the Company or any of the Shareholders, threatened charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable state agency or any other governmental agency.

                  (j) Section 2.10(j) of the Company Disclosure Schedule contains true and correct (i) copies of all employment agreements to which the Company or any of its subsidiaries is a party; (ii) listings of all officers of the Company who have executed a non-competition agreement with the Company or any of its subsidiaries; (iii) copies of all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its, or any of its subsidiaries, employees; and (iv) summary descriptions of all plans, programs, agreements and other arrangements of the Company or any of its subsidiaries with or relating to its, or any of its subsidiaries, employees. Except as set forth in Section 2.10(j) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries will owe a severance payment or similar obligation to any of their respective employees, officers or directors as a result of the Merger or the other transactions contemplated by this Agreement, and none of such persons will be entitled to severance payments or other benefits as a result of the Merger or the other transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

                  (k) No Benefit Plan provides retiree medical or retiree life insurance benefits, and neither the Company nor any of its subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide life insurance or medical benefits upon retirement or termination of employment of employees, other than as required by the provisions of Sections 601 through 608 of ERISA and section 4980B of the Code.

                  (l) Neither the Company nor any corporation, trade, business or entity under common control with the Company, within the meaning of section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA ("Commonly Controlled Entity"), contributes to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed to or had an obligation to contribute to, (i) a plan subject to Section 4.2 of the Code or Section 302 of ERISA; (ii) a multi-employer plan within the meaning of
Section 3(37) of ERISA or (iii) a plan subject to Title IV of ERISA.

                  (m) Except as disclosed on Schedule 2.10(m), neither the Company nor any Commonly Controlled Entity has maintained a Benefit Plan which provides for the purchase of common stock of the Company.

                  (n) Except as disclosed in Section 2.10(n) of the Company Disclosure Schedule, the Company has not taken any of the following or other similar actions since June 30, 1998: the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of the Company with respect to any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 2.10(j) of this Agreement.

                  (o) In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provision of other rights have been or will be made hereunder, under any agreement contemplated herein, or under any Benefit Plans or any of the programs, agreements, policies, or other arrangements described in
Section 2.10(j) of the Company Disclosure Schedule that would be reasonably likely to be nondeductible under section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

         2.11 TAXES. Except as set forth in Section 2.11 of the Company Disclosure Schedule,

                  (a) (i) All returns and reports of or with respect to any Tax which is required to be filed with respect to the Company or any its subsidiaries on or prior to the date hereof ("Tax Return") have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been so included and all information provided in each such Tax Return is true, correct and complete in all respects (including, without limitation, documentation relating to any reportable item of income, deduction, gain, loss or credit maintained by the Company), (iii) all Taxes required to be paid with respect to the period covered by each such Tax Return have been timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to Company or any of its subsidiaries have been satisfied in all respects, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                  (b) There is no claim against the Company or any of its subsidiaries for any amount of Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Company or any of its subsidiaries other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Section 2.11 of the Company Disclosure Schedule.

                  (c) The total amounts set up as liabilities for current and deferred Taxes in the Company Financial Statements are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to the Company and any of its subsidiaries up to and through the periods covered thereby.

                  (d) Except for statutory liens for current Taxes not yet due, no liens for Taxes exist upon any of the assets of the Company or any of its subsidiaries.

                  (e) None of the transactions contemplated by this Agreement will result in any Tax liability or the recognition of any item of income or gain to the Company or any of its subsidiaries.

                  (f) Neither the Company nor any of its subsidiaries has made an election under section 341(f) of the Code.

         2.12 TAX MATTERS. None of the Company, its affiliates or the Shareholders has taken or agreed to take any action that would prevent the Merger from constituting a reorganization within the meaning of section 368(a) of the Code. Without limiting the generality of the foregoing:

                  (a) Prior to and in connection with the Merger, (i) none of the Company Common Stock has been or will be redeemed, (ii) no extraordinary distribution has been or will be made with respect to Company Common Stock, and (iii) none of the Company Common Stock has been or will be acquired by any person related (as defined in Treas. Reg. Section 1.368-1(e)(3) without regard to Section 1.368-1(e)(3)(i)(A)) to the Company.

                  (b) The Company and the Shareholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger.

                  (c) There is no intercompany indebtedness existing between the Company and the Acquiror or between the Company and Acquisition Sub that was issued, acquired, or will be settled at a discount.

                  (d) The Company is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (e) The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

         2.13 AFFILIATES. Section 2.13 of the Company Disclosure Schedule identifies all persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company within the meaning of that term as used in Rule 145 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), including, without limitation, all directors and executive officers of the Company.

         2.14 CERTAIN BUSINESS PRACTICES. None of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful purposes, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

         2.15 ENVIRONMENTAL. Except as set forth in Section 2.15 of the Company Disclosure Schedule, the Company and each of its subsidiaries is in full compliance with all laws, rules, regulations, orders, judgments, decrees and other legal requirements, foreign and domestic, relating to the prevention of pollution and the protection of the environment, including, without limitation, all such legal requirements pertaining to human health and safety (collectively, "Environmental Laws"). Except as set forth in Section 2.15 of the Company Disclosure Schedule, there is no physical condition existing on any property ever owned, operated, leased or used by the Company or any of its subsidiaries nor are there any physical conditions existing on any other property that may have been impacted by the operations of the Company or any of its subsidiaries that could give rise to any remedial obligation under any Environmental Laws or that could result in any liability to any third party claiming damage to person or property as a result or consequence of such physical conditions. Except as set forth in Section 2.15 of the Company Disclosure Schedule, none of the Company or any of its subsidiaries has caused or permitted its businesses, properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as defined below) except in compliance with all Environmental Laws, and has not caused or permitted the Release (as defined below) or arrangement for transport or disposal of any Hazardous Substance on or off the site of any property of any of the Company or any of its subsidiaries. Except as set forth in Section 2.15 of the Company Disclosure Schedule, there are no underground storage tanks on, under, or about any property of the Company or any of its subsidiaries, and to the knowledge of the Company and the Shareholders, no underground storage tanks were previously located on such properties. The Company does not know of, and has not received any written or oral notice or other communications from any Governmental Entity or other third party relating to Hazardous Substances or remediation thereof, of possible liability of or enforcement against any person or entity pursuant to any Environmental Law, other environmental conditions in connection with properties of the Company or any of its subsidiaries, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing. The term "Hazardous Substance" shall mean, without limitation, any hazardous waste, as defined by 42 U.S.C. 6903(5), any hazardous substance, as defined by 42 U.S.C. 9601(14), any pollutant or contaminant, as defined by 42 U.S.C. 9601(33), asbestos or asbestos-containing materials, polychlorinated biphenyls, radon, crude oil or derivatives thereof, petroleum products, and all other toxic substances, hazardous materials or chemical substances regulated by any Environmental Law. The term "Release" shall have the meaning set forth in 42 U.S.C. 9601(22).

         2.16 UNDISCLOSED LIABILITIES. Except (i) as and to the extent of the amounts specifically reflected or accrued for in the balance sheet dated as of December 31, 1998, included in the Company Financial Statements or to the extent specifically disclosed as a liability in other representations in this Article II, (ii) for liabilities or obligations incurred in the ordinary course of business since such balance sheet date, or (iii) as set forth in Section 2.16 of the Company Disclosure Schedule, none of the Company or any of its subsidiaries has any liabilities or obligations of any nature whether absolute, accrued, contingent or otherwise, and whether due or to become due. Neither the Company nor any of the Shareholders knows of any basis for the assertion against the Company or any of its subsidiaries of any liability or obligation not excepted by the preceding clauses (i) through (iii) of this Section.

         2.17 CERTAIN AGREEMENTS. Except as set forth in Section 2.17 of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is a party to, or bound by, any contract, agreement or organizational document which purports to restrict, by virtue of a noncompetition, territorial exclusivity or other provision covering such subject matter, the scope of the business or operations of any of the Company or any of its subsidiaries geographically or otherwise.

         2.18 CONTRACTS AND COMMITMENTS. Section 2.18 of the Company Disclosure Schedule sets forth (i) a list of each contract or commitment to which the Company or any of its subsidiaries is a party or by which its or their property is bound that involves consideration or other expenditure in excess of $10,000 or performance over a period of more than twelve (12) months or that is otherwise material to the business or operations of the Company and its subsidiaries, taken as a whole ("Material Contracts"); (ii) a list of all real or personal property leases to which any of the Company or any of its subsidiaries is a party ("Leases"); (iii) a list of guarantees, or agreements to indemnify or be contingently liable for, the payment or performance by any person or business entity to which any of the Company or any of its subsidiaries is a party ("Guarantees"); and (iv) a list of contracts or other formal or informal understandings between the Company or any of its subsidiaries and any of its officers, directors, employees, consultants, agents or shareholders (or any of such shareholders' family members or affiliates) ("Affiliate Agreements"). True and complete copies of each Material Contract, Leases, Guarantee and Affiliate Agreement has been furnished to Acquiror prior to the date hereof. Except as specifically disclosed in Section 2.18 of the Company Disclosure Schedule, each of the Material Contracts, Leases, Guarantees and Affiliate Agreements constitutes the valid and legally binding obligation of the parties thereto and is in full force and effect without default on the part of the Company, and to the knowledge of the Company and the Shareholders, any other party thereto.

         2.19 AFFILIATE INTERESTS. None of the Shareholders nor any employee, consultant, officer or director, or former shareholder, employee, consultant, officer or director, of the Company or any of its subsidiaries has any interest, direct or indirect, in any property, tangible, or intangible, including, without limitation, patents, trade secrets, other confidential business information, trademarks, service marks or trade names used in or pertaining to the business of the Company or any of its subsidiaries, except for the normal rights of a shareholder and as set forth in Section 2.19 of the Company Disclosure Schedule.

         2.20 INTELLECTUAL PROPERTY. The Company or one or more of its subsidiaries own, or hold licenses under or otherwise have the right to use or sublicense, all foreign and domestic patents, trademarks (common law and registered), trademark registration applications, service marks (common law and registered), service mark registration applications, trade names and copyrights, copyright applications, trade secrets, know-how and other proprietary information as are reasonably necessary for the conduct of the business of the Company and its subsidiaries as currently conducted. A list of all such intellectual property is set forth in Section 2.20 of the Company Disclosure Schedule. Neither the Company nor any of its subsidiaries is currently in receipt of any notice of infringement or notice of conflict with the asserted rights of others in any patents, trademarks, service marks, trade names, trade secrets and copyrights owned or held by other persons, except, in each case, for matters that could not reasonably be expected to have a Company Material Adverse Effect. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will cause a violation of, breach of the terms of, or any cancellation of any material license held by the Company or any of its subsidiaries with regard to any patent, trademark, service mark, trade name, trade secret or copyright that reasonably could be expected to have a Company Material Adverse Effect.

         2.21 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of the Shareholders.

         2.22 INSURANCE. Section 2.22 of the Company Disclosure Schedule sets forth a list of all policies of insurance currently in effect relating to the business or operations of the Company and its subsidiaries (true and complete copies of which have been furnished to Acquiror). Such insurance policies are in full force and effect. The Company and each of its subsidiaries are presently insured, and during each of the past five (5) calendar years have been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Except as set forth in Section 2.22 of the Company Disclosure Schedule, the policies of general liability, malpractice or professional liability, fire, theft and other insurance maintained with respect to the operations, assets or businesses of the Company and its subsidiaries provide adequate coverage against loss. The Company or its subsidiaries have given in a timely manner to their insurers all notices required to be given under such insurance policies with respect to all claims and actions covered by insurance, and no insurer has denied coverage of any such claims or actions or reserved it rights in respect of or rejected any of such claims. None of the Company or any of its subsidiaries has received any notice or other communication from any such insurer canceling or materially amending any of such insurance policies, and no such cancellation is pending or threatened. The execution of this Agreement and the consummation of the transactions contemplated hereby will not cause such insurance policies to lapse, terminate or be canceled and will not result in any party thereto having the right to terminate or cancel such insurance policies.

         2.23 PROPERTIES. Except as set forth in Section 2.23 of the Company Disclosure Schedule, the Company and its subsidiaries have good and marketable title, free and clear of all liens to all their material properties and assets whether tangible or intangible, real, personal or mixed, reflected in the Company Financial Statements as being owned by the Company and its subsidiaries, as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such Company Financial Statements, (ii) liens disclosed in the notes to such financial statements, (iii) statutory liens for current Taxes not yet due and
(iv) liens arising in the ordinary course of business. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or subleases by the Company or any of its subsidiaries, are held under valid instruments enforceable in accordance with their respective terms, subject to applicable Laws of bankruptcy, insolvency or similar Laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). All of the Company's and its subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

         2.24 GOOD TITLE. Each of the Shareholders is the sole record and beneficial owner of, and has good and valid title to, the number of shares of Company Stock set forth opposite such Shareholder's name on Schedule 1.06(a) to this Agreement, free and clear of all liens, claims, encumbrances, options, voting trusts or agreements, proxies or other claims or charges of any nature whatsoever (other than resulting from this Agreement), except as disclosed in
Section 2.24 of the Company Disclosure Schedule.

         2.25     CERTAIN SECURITIES LAW MATTERS.

                  (a) Each of the Shareholders, either alone or with his or its purchaser representative as defined in Rule 501(h) under the Securities Act, if any, has substantial experience in evaluating and investing in private placement transactions so that such Shareholder is capable of evaluating the merits and risks of his or its investment in the Acquiror Shares. Each of the Shareholders, by reason of such Shareholder's business or financial experience, either alone or with his or its purchaser representative as defined in Section 501(h) under the Securities Act, if any, has the capacity to protect such Shareholder's own interests in connection with the acquisition of the Acquiror Shares hereunder. Each of the Shareholders who has designated himself, herself or itself, as the case may be, (i) as an "accredited investor" on the signature page hereto is an "accredited investor" as defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act or (ii) as a "nonaccredited investor" is not an "accredited investor" and, either alone or with his purchaser representatives, has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement. Acquiror has provided each of the Shareholders or his or its purchaser representative, if any, with copies of the Acquiror SEC Reports (as such term is defined in Section 3.05, as well as certain financial and other information on the Acquiror). Each of the Shareholders or his or its purchaser representative, if any, is familiar with the business and financial condition, properties, operations and prospects of Acquiror and has had an opportunity to discuss Acquiror's business and financial condition, properties, operations and prospects with Acquiror's management. Each of the Shareholders or his purchaser representative, if any, has also had an opportunity to ask questions of officers of Acquiror, which questions were answered to such Shareholder's satisfaction. Each of the Shareholders understands that such discussion was intended to describe certain aspects of Acquiror's business and financial condition, properties, operations and prospects, but were not a thorough or exhaustive description.

                  (b) Each of the Shareholders understands that the Acquiror Shares may be "restricted securities" under the applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that such Shareholder may dispose of the Acquiror Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and each Shareholder further understands that, and except as provided under the Long- Term Incentive Plan, Acquiror has no obligation or intention to register the Acquiror Shares, or to take action or not to take action so as to permit or prevent sales pursuant to the Securities Act (including Rule 144) thereunder which permits limited resales of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the issue, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions with a "market maker" and the number of shares being sold not exceeding specified limitations. Accordingly, such Shareholder understands that under the Commission's rules, such Shareholder may dispose of the Acquiror Shares in transactions which are exempt from registration under the Securities Act. As a consequence of all of the foregoing, each Shareholder understands that such

Shareholder must bear the economic risk of the investment in the Acquiror Shares for an indefinite period of time.

                  (c) Each of the Shareholders acknowledges and agrees that such Shareholder is not relying upon Acquiror or the Company or their respective officers, directors, employees or agents, as to the United States federal income tax or any other tax consequences to such Shareholder of the transactions contemplated by this Agreement. As to all such tax consequences, such Shareholder hereby agrees and represents that such Shareholder has consulted with such Shareholder's own legal and tax advisors to the extent that such Shareholder has deemed such consultation necessary or appropriate, that such Shareholder is making such Shareholder's own determination as to what the tax consequences of the transactions contemplated hereby will be to such Shareholder and that neither Acquiror nor the Company is making any representation, express or implied, as to any such tax consequences.

         2.26 AUTHORIZATION AND VALIDITY OF AGREEMENT. Each of the Shareholders has the full power, legal right, capacity and authority to enter into, execute and deliver this Agreement and to carry out and perform the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         Acquiror hereby represents and warrants to the Company and the Shareholders that:

         3.01 ORGANIZATION AND QUALIFICATION. Acquiror is a limited liability company duly organized, validly existing and in good standing under the laws of The Netherlands and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas. Each of the Acquiror Companies has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have an Acquiror Material Adverse Effect. The term "Acquiror Material Adverse Effect" as used in this Agreement shall mean any change or effect that would be materially adverse to the financial condition, results of operations, business or prospects of Acquiror and its subsidiaries, taken as a whole, at the time of such change or effect.

         3.02     CAPITALIZATION.

                  (a) The authorized capital stock of Acquiror consists of (i) 100,000,000 Acquiror Shares, of which, as of June 1, 1999 (A) 29,414,784 are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights created by statute, Acquiror's Articles of Association or Bylaws (or the equivalent organizational documents) (collectively, the "Acquiror Organizational Documents") or any agreement to which Acquiror is a party or is bound; (B) no shares are held in the treasury of Acquiror and (C) 1,785,000 shares are reserved for future issuance pursuant to stock option plans of Acquiror and (ii) 3,000,000 Preference Shares, par value NLG 0.03, none of which were issued or outstanding. The authorized capital stock of Acquisition Sub consists of 1,000 shares of common stock, no par value per share, of which, as of the date hereof, 100 shares are issued and outstanding. All of the issued and outstanding capital stock of Acquisition Sub is owned by Acquiror.

                  (b) The Acquiror Shares to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable.

         3.03 AUTHORITY. Each of the Acquiror Companies has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Acquiror Companies and the performance by each of the Acquiror Companies of its obligations hereunder, including the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of either of the Acquiror Companies are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Acquiror Companies and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes the legal, valid and binding obligation of each of the Acquiror Companies enforceable against the Acquiror Companies in accordance with its terms.

         3.04     NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Assuming that all consents, licenses, permits, waivers, approvals, authorizations, orders, filings and notifications contemplated by the exceptions to Section 3.04(b) are obtained or made and except as otherwise disclosed in Section 3.04(a) of the Disclosure Schedule delivered by Acquiror to the Company contemporaneously with the execution and delivery of this Agreement (the "Acquiror Disclosure Schedule"), the execution and delivery of this Agreement by the Acquiror Companies does not, and performance of their respective obligations hereunder, including the consummation of the transactions contemplated hereby, will not (i) conflict with or violate the Acquiror Organizational Documents or the Articles of Incorporation or Bylaws of Acquisition Sub, (ii) conflict with or violate any Laws in effect as of the date of this Agreement or any judgment, order or decree applicable to Acquiror or any of Acquiror's subsidiaries or by or to which any of their properties is bound or subject or (iii) result in any breach of or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquiror or any of Acquiror's subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any of Acquiror's subsidiaries is a party or by or to which Acquiror or any of Acquiror's subsidiaries or any of their respective properties is bound or subject.

                  (b) The execution and delivery of this Agreement by the Acquiror Companies does not, and the performance of this Agreement by the Acquiror Companies, including the consummation of the transactions contemplated hereby, will not require Acquiror or Acquisition Sub to obtain any consent, license, permit, waiver approval, authorization or order of, or to make any filing with or notification to, any Governmental Entities, except (i) for the filing of Articles of Merger with the Secretary of State of the State of Texas,
(ii) the applicable requirements of the HSR Act or the Exchange Act, (iii) the applicable requirements of the New York Stock Exchange ("NYSE"), (iv) where the failure to obtain such consents, licenses, permits, waivers, approvals, authorizations or orders, or to make such filings or notifications could not reasonably be expected to prevent Acquiror or Acquisition Sub from performing their respective obligations under this Agreement and (v) as disclosed in
Section 3.04(b) of the Acquiror Disclosure Schedule.

         3.05     REPORTS; FINANCIAL STATEMENTS.

                  (a) Since December 31, 1998, Acquiror has filed all forms, reports, statements and other documents required to be filed with the Commission, including without limitation (i) all Annual Reports on Form 10-K,
(ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of shareholders (whether annual or special), (iv) all Current Reports on Form 8- K and (v) all other reports, schedules, registration statements or other documents (collectively referred to as the "Acquiror SEC Reports"). The Acquiror SEC Reports were prepared in all material respects in accordance with the requirements of applicable Law (including the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to the Acquiror SEC Reports) and the Acquiror SEC Reports did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the historical consolidated financial statements (including, in each case, any related notes thereto) contained in the Acquiror SEC Reports (i) have been prepared in accordance with the published rules and regulations of the Commission and GAAP applied on a consistent basis throughout the periods involved (except (A) to the extent disclosed therein or required by changes in GAAP, (B) as may be indicated in the notes thereto and (C) in the case of the unaudited financial statements, as permitted by the rules and regulations of the Commission) and (ii) fairly present the consolidated financial position of Acquiror and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements for interim periods, to adjustments, consisting only of normal, recurring accruals, necessary to present fairly such results of operations and cash flows).

         3.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Acquiror SEC Reports filed prior to the date of this Agreement or as contemplated by this Agreement, since December 31, 1998, Acquiror and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been any Acquiror Material Adverse Effect.

         3.07     TAX MATTERS.

                  (a) Neither the Acquiror nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization within the meaning of section 368(a) of the Code.

                  (b) Acquiror qualifies to be treated as a "party to a reorganization" within the meaning of Section 368(b) of the Code in connection with the Merger.

                  (c) Acquiror, or if applicable, any qualified subsidiary (as defined in Section 1.367(a)-3(c)(5)(vii) of the United States Treasury Regulations) or any qualified partnership (as defined in Section 1.367(a)-3(c)(5)(viii) of the United States Treasury Regulations) has been engaged in an active trade or business outside the United States (as defined in Section 1.367(a)-2T(b)(2) and (3) of the United States Treasury Regulations) for the entire 36-month period immediately before the Effective Time of the Merger. Acquiror (and, if applicable, any qualified subsidiary or qualified partnership engaged in the active trade or business) has no intention to substantially dispose of or discontinue such trade or business. At the Effective Time of the Merger, the fair market value of the Acquiror is at least equal to the fair market value of the Company as determined pursuant to Section 1.367-3(c)(3)(viii) of the United States Treasury Regulations.

                  (d) Stock representing fifty percent (50%) or less of both the total voting power and total value of the stock of Acquiror will be issued in the Merger.

                  (e) Fifty percent (50%) or less of each of the total voting power and the total value of the stock of Acquiror will be owned, in the aggregate, immediately after the Effective Time of the Merger by United States persons that are either officers or directors of the Company or that are shareholders of the Company who own at least five percent (5%) of either the total voting power or total value of the Company immediately prior to the Merger. For purposes of this representation, any stock of Acquiror owned by United States persons immediately after the Effective Time of the Merger will be taken into account, whether or not it was received in the Merger for stock of the Company.

         3.08 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

                                   ARTICLE IV

                          COVENANTS OF THE SHAREHOLDERS

         4.01 AFFIRMATIVE COVENANT. Each of the Shareholders covenants and agrees that, prior to the Closing Date, such Shareholder will take all commercially reasonable actions necessary to ensure that the Company complies with Articles V and VII hereof.

         4.02 NEGATIVE COVENANTS. Each of the Shareholders covenants and agrees that from the date of this Agreement until the Effective Time, such Shareholder will not:

                  (a) take any action that reasonably could be expected to result in (i) any of the representations and warranties of such Shareholder and the Company set forth in Article II hereof becoming untrue or (ii) any of the conditions set forth in Article IX hereof not being satisfied; or

                  (b) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as hereinafter defined), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to, or endorse, any Competing Transaction, or authorize or permit any agent, investment banker, financial advisor, attorney, accountant or other representative retained by such Shareholder to take any such action, and such Shareholder shall promptly notify Acquiror of all relevant terms of any such inquiries or proposals received by such Shareholder or by any such agent, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, such Shareholder shall promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal. For purposes of this Agreement, "Competing Transaction" shall mean any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its subsidiaries or the acquisition in any manner, directly or indirectly, of a material interest in any voting securities of, or a material equity interest in a substantial portion of the assets of, the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         5.01 AFFIRMATIVE COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, the Company will and will cause each of its subsidiaries to:

                  (a) operate its business in the usual and ordinary course consistent with past practices;

                  (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective customers and suppliers;

                  (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice;

                  (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

                  (e) ensure that the cash on hand at the Company shall not be less than $3,800,000 and the aggregate outstanding balance of long-term and short-term debt for borrowed money (except as set forth in Section 7.10) shall not be greater than zero; and

                  (f) use its best efforts to ensure that the Shareholders' Representative shall execute and deliver the Escrow Agreement.

         5.02 NEGATIVE COVENANTS OF THE COMPANY. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror, from the date of this Agreement until the Effective Time, the Company will not do, and will not permit any of its subsidiaries to do, any of the following:

                  (a) (i) increase the compensation payable to or to become payable to any director or executive officer; (ii) increase the compensation payable or pay bonuses to employees of the Company other than in the ordinary course of business, (iii) grant any severance or termination pay (other than pursuant to the normal severance practices of the Company or its subsidiaries as in effect on the date of this Agreement) to, or enter into any employment or severance agreement with, any director, officer or employee; (iv) except as set forth in
         Section 2.10(a) of the Company Disclosure Schedule, establish, adopt or enter into any Benefit Plan or (v) except as may be required by applicable Law or as set forth in Section 2.10(a) of the Company Disclosure Schedule, amend, or take any other actions (including, without limitation, the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a "change in control" (as defined in the respective plans) of the Company, with respect to any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in
         Section 2.10(a) of this Agreement;

                  (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock or other equity interests, except dividends by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company;

                  (c) (i) except as described in Section 2.03(c) of the Company Disclosure Schedule, redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations;
         (ii) effect any reorganization or recapitalization of the Company or any of its subsidiaries; or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

                  (d) (i) except as set forth in Section 2.03(a) hereof or as described in Section 2.03(c) of the Company Disclosure Schedule, issue (whether upon original issue or out of treasury), sell, grant, award, deliver or limit the voting rights of any shares of any class of its or its subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares; (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms materially more favorable to the holders thereof; or (iii) take any action to accelerate the vesting of any of the stock options;

                  (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

                  (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets or any assets of any of its subsidiaries, except for pledges or dispositions of assets in the ordinary course of business and consistent with past practice;

                  (g) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to, or endorse, any Competing Transaction, or authorize or permit any of the officers, directors, employees or agents of the Company or any of its subsidiaries or any agent, investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company's subsidiaries to take any such action, and the Company shall promptly notify Acquiror of all relevant terms of any such inquiries or proposals received by the Company or any of its subsidiaries or by any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, the Company shall promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal;

                  (h) release any third party from its obligations under any existing standstill agreement or arrangement relating to a Competing Transaction or otherwise under any confidentiality or other similar agreement relating to information material to the Company or any of its subsidiaries;

                  (i) propose to adopt any amendments to its Articles of Incorporation or its Bylaws that would have an adverse effect on the consummation of the transactions contemplated by this Agreement;

                  (j) (i) change any of its significant accounting policies or
         (ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31 1997, except, in the case of clause (i) or clause
         (ii), as may be required by Law or GAAP;

                  (k) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument or under any financing lease, whether pursuant to a sale-and-leaseback transaction or otherwise, except in the ordinary course of business consistent with past practice;

                  (l) enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business); or

                  (m) agree in writing or otherwise to do any of the foregoing.

                                   ARTICLE VI

                              COVENANTS OF ACQUIROR

         6.01 AFFIRMATIVE COVENANTS OF ACQUIROR. Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Company and the Shareholders, Acquiror will:

                  (a) use all reasonable efforts to preserve substantially intact its business organization;

                  (b) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

                  (c) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

         6.02 NEGATIVE COVENANTS OF ACQUIROR. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company and the Shareholders, from the date of this Agreement until the Effective Time, Acquiror will not do any of the following:

                  (a) amend any of the material terms or provisions of the Acquiror Shares;

                  (b) knowingly take any action that would result in a failure to maintain the listing of the Acquiror Shares on the New York Stock Exchange;

                  (c) propose to adopt any amendments to the Acquiror Organizational Documents that would have an adverse effect on the consummation of the transactions contemplated by this Agreement; or

                  (d) agree in writing or otherwise to do any of the foregoing.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.01 NOTIFICATION OF CERTAIN MATTERS. The Company and each of the Shareholders shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to the Company, orally and in writing, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the party giving such notice contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, (ii) any material failure of the party giving such notice to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder within the time specified therefor and
(iii) any change or event having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on the financial condition, results of operations, business or prospects of Acquiror or the Company.

         7.02 ACCESS AND INFORMATION.  Between the date hereof and the Closing
Date:

                  (a) The Company shall, and shall cause its subsidiaries to,
         (i) afford to Acquiror and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Acquiror Representatives") access during ordinary business hours and at other reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of the Company and its subsidiaries and to the books and records thereof and (ii) furnish promptly to Acquiror and the Acquiror Representatives such information concerning the business, properties, contracts, records and personnel of the Company and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Acquiror or the Acquiror Representatives.

                  (b) Notwithstanding the foregoing provisions of this Section 7.02, the Company shall not be required to grant access or furnish information to the Acquiror Representatives to the extent that such access or the furnishing of such information is prohibited by Law or contract. No investigation by the Acquiror Representatives made heretofore or hereafter shall affect the representations and warranties of the Company that are contained herein and each such representation and warranty shall survive such investigation.

                  (c) The Acquiror shall hold in confidence and not disclose, except on a "need to know" basis to its respective Acquiror Representatives, all nonpublic information received from the Company ("Confidential Information") until such time as such Confidential Information is otherwise publicly available and, if this Agreement is terminated, Acquiror will deliver to the Company all documents, work papers and other materials (including copies) obtained by such party or on its behalf from another party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof. The foregoing obligations of confidentiality and nondisclosure shall be effective for a period of two (2) years after such termination; provided, however, that such obligation shall terminate at the Closing.

                  (d) In the event that the Acquiror, or anyone to whom it supplies Confidential Information, receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena or order issued by a Governmental Entity, Acquiror agrees

         (i) to notify the Company immediately of the existence, terms and circumstances surrounding such request, (ii) to consult with the Company on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such Confidential Information is required to prevent Acquiror from being held in contempt or subject to other penalty, to furnish only such portion of the Confidential Information as the Acquiror is legally compelled to disclose and to exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information.

                  (e) In addition to the foregoing, the rights and obligations under that certain Confidentiality Agreement by and between Acquiror, the Company and Chisholm Energy Partners executed in December, 1998, shall not be affected by this Agreement, and shall remain in full force and effect; provided, however, such Confidentiality Agreement shall terminate on the Closing.

         7.03     APPROPRIATE ACTION; CONSENTS; FILINGS.

                  (a) The Company and Acquiror shall each use, and shall cause each of their respective subsidiaries to use, and each of the Shareholders shall use, all reasonable efforts promptly (i) to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by the Company, Acquiror or any of the Shareholders, respectively, or any of the Company's or Acquiror's respective subsidiaries, in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act and (C) any other applicable Law; provided that Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

                  (b) Acquiror, the Company and each of the Shareholders agree, and Acquiror and the Company shall cause each of their respective subsidiaries, to cooperate and to use all reasonable efforts to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Acquiror, the Company and each of the Shareholders also agree to take any and all reasonable actions, including, without limitation, the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by regulatory authorities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action that would otherwise cause any condition to the Merger not to be satisfied; provided, however, that in no event shall any party take, or be required to take, any action that could reasonably be expected to have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

                  (c) The Company, Acquiror and each of the Shareholders shall each promptly give (or shall cause their respective subsidiaries to give) any notices regarding the Merger, this Agreement or the transactions contemplated hereby to third parties required by Law or by any contract, license, lease or other agreement to which such person is a party or by which such person is bound, and use (and cause its subsidiaries to use) all reasonable efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated by this Agreement or (iii) required to prevent a Company Material Adverse Effect or an Acquiror Material Adverse Effect, respectively, from occurring after the Effective Time.

                  (d) If any party shall fail to obtain any third party consent described in subsection (c)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         7.04 PUBLIC ANNOUNCEMENTS. Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation; provided, however, that a party may, without consulting with the other party, issue such a press release or make such a public statement if required by applicable Law or the rules of the NYSE or a national securities exchange if such party has used commercially reasonable efforts to consult with the other party but has been unable to do so in a timely manner.

         7.05 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. The Company shall have fully paid all outside legal and accounting expenses incurred in connection with this Agreement on or before the Closing.

         7.06     EMPLOYEES OF COMPANY.

                  (a) As soon as reasonably practicable after the Effective Time, but in any event not later than January 1, 2000, Acquiror shall provide employee benefit plans and arrangements to employees of the Company and its subsidiaries that are similar to the employee benefit plans and arrangements of Acquiror for similarly situated employees of the Acquiror as then in effect.

                  (b) The Company acknowledges that any benefits plans of the Acquiror that may be provided to the employees of the Company after the Effective Time may be substantially different from those provided such employees of the Company prior to the Merger.

                  (c) The employees of Company and its subsidiaries shall be credited for their actual years of service with the Company for purposes of eligibility, vesting and benefit accrual under all benefit plans provided by Acquiror in accordance with this Section 7.07, including, but not limited to, vacation, severance, retirement and disability plans, but excluding any defined benefit plans.

                  (d) Such employee benefits under any medical plan provided by Acquiror in accordance with this Section 7.07 shall not be subject to any exclusions for any pre-existing conditions to the extent such exclusions did not apply under the Company's medical plan, and credit shall be received for any deductibles or out-of-pocket amounts previously paid by employees of the Company and its subsidiaries for the current plan year under the medical plan maintained by the Company.

                  (e) Nothing in this Agreement is intended to confer upon any employee of the Company or its subsidiaries retained by Acquiror after Closing ("Retained Employees") any right to continued employment after evaluation by Acquiror and its affiliates of their employment needs at any time after the Closing.

                  (f) Notwithstanding any provision in this Agreement to the contrary, Acquiror expressly reserves the right to amend, modify, or terminate any benefit plan, program or policy established or maintained by Acquiror or any of its affiliates (including, without limitation, the Company or its subsidiaries) for the benefit of the Retained Employees.

         7.07 TAX-FREE REORGANIZATION. Subject to the terms and conditions hereof, Acquiror and the Company shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of section 368(a) of the Code and to constitute a tax-deferred transaction for the Shareholders under section 367 of the Code. Acquiror shall cause the Company to comply with all applicable reporting requirements under section 367(a) of the Code and U.S. Treasury Regulations issued thereunder, including, without limitation, the reporting requirements set forth in section 1.367(a)-3(c)(6) of the U.S. Treasury Regulations.

         7.08 INFORMATION FOR TAX RETURNS. From and after the Closing, the Acquiror Companies shall cooperate with the Shareholders by providing and granting access to the Shareholders, promptly upon request, to such records, documents and other information regarding the Company and its subsidiaries as the Shareholders may reasonably request from time to time, in connection with the preparation or audit of any Tax Returns of any of the Company, its subsidiaries or the Shareholders, and for audits, disputes, refund claims, or litigation or other proceedings relating thereto.

         7.09 NO HEDGING TRANSACTIONS. The Shareholders acknowledge that the entering into of or participation in hedging or other derivative transactions that include Common Stock, or derivatives thereof, of the Acquiror may have an effect in the overall market for Common Stock of the Acquiror and, further, that Acquiror has a policy restricting executives and affiliates from engaging or participating in such transactions. Accordingly, the Shareholders agree that they will not enter into any hedging or similar transaction (whether through use of a forward contract, swap agreement, option or other instrument) that in any way involves Common Stock of Acquiror or any derivatives thereof without the prior written consent of Acquiror in its sole discretion; provided, however, that the limitations imposed by this Section 7.10 shall not apply to the Estate of Paul J. Cernock, Deceased or the Estate of Elizabeth M. Cernock, Deceased.

         7.10 PAYMENT OF CERTAIN COMPANY DEBT. No more than 90 days after the Closing, the Acquiror shall cause the Company and its subsidiaries to repay in full all amounts due and owing, including, without limitation, all associated principal, interest, and pre-payment penalties, if any, with respect to the following Company loans that have been previously guaranteed by Paul J. Cernock,
Deceased:


                                                            ORIGINAL
                                                              LOAN                    BALANCE DUE
              CREDITOR           LOAN NUMBER                 AMOUNT                  AS OF 3/31/99
Sterling Bank                      112596834               $ 60,000.00                  $13,333.24
Sterling Bank                       01596054               $100,000.00                  $15,415.32
Bank of America, FSB                 1002520               $275,000.00                 $262,082.97
Denver, Colorado                  (SBA Loan)
SBA Lending Group
         No. 51002
P. O. Box 98624
Las Vegas, Nevada
Denver Urban Economic        CDC892888-30-09               $227,000.00                 $212.879.13
Development Corporation           (SBA Loan)
3003 Arapahoe Street
Denver, Colorado
                  TOTAL                                    $662,000.00                 $503,710.66

The Acquiror shall use reasonable efforts and cooperate with the Shareholders to have each of the Shareholders released, as of the Closing Date, from all Guarantees.

         7.11 INDEMNIFICATION OF DIRECTORS AND OFFICERS. Acquiror and the Company agree that the indemnification obligations set forth in the Articles of Incorporation and Bylaws of the Company, in each case as of the date of this Agreement, shall survive the Merger and after the Effective Time any amendment, repeal or other modification of the Articles of Incorporation or Bylaws shall not adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company or its subsidiaries.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.01 IN GENERAL. Subject to the terms and conditions of this Article VIII, the Shareholders agree, jointly and severally, to indemnify, defend and hold harmless Acquiror and its directors, officers, employees, consultants, affiliates and controlling persons (collectively, and including the Company and its subsidiaries after the Effective Time, the "Acquiror Indemnified Parties" or an "Acquiror Indemnified Party"), from and against all Claims asserted against, resulting from, imposed upon or incurred by Acquiror or any other Acquiror Indemnified Party, directly or indirectly, by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of the Company or any of the Shareholders contained in or made pursuant to this Agreement or (b) the breach of any covenant or agreement of the Company or any of the Shareholders contained in or made pursuant to this Agreement. As used in this Article VIII, the term "Claim" shall include (i) all debts, liabilities and obligations, (ii) all losses, damages, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys' fees and expenses), and (iii) all demands, claims, actions, costs of investigation, causes of action, proceedings, arbitrations, judgments, settlements and assessments, whether or not ultimately determined to be valid.

         8.02 NO EXHAUSTION OF REMEDIES. The Shareholders acknowledge that their obligation under Section 8.01 of this Agreement is independent of the obligations of the Company pursuant to this Agreement, and that the Shareholders waive any right to require the Acquiror Indemnified Parties to (i) proceed against the Company; or (ii) pursue any other remedy whatsoever in the power of the Acquiror Indemnified Parties.

         8.03 DEFENSE OF THIRD PARTY CLAIMS. The obligation of the Shareholders to indemnify the Acquiror Indemnified Parties under this Article VIII with respect to Claims relating to or arising from third parties (a "Third Party Claim") shall be subject to the following terms and conditions:

                  (a) Notice and Defense. The Acquiror Indemnified Party will give the other party or parties (whether one or more, the "Indemnifying Party") prompt written notice (including all documents and other nonprivileged information in the Acquiror Indemnified Party's possession related thereto) of any such Third Party Claim, and the Indemnifying Party may undertake the defense thereof by representatives chosen by it upon written notice to the Acquiror Indemnified Party provided within 20 days of receiving notice of such Third Party Claim (or sooner if the nature of the Third Party Claim so requires). Failure of the Acquiror Indemnified Party to give such notice shall not affect the Indemnifying Party's duty or obligations under this Article VIII, except to the extent the Indemnifying Party is materially prejudiced thereby. The Acquiror Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by the Indemnifying Party and in the possession or under the control of the Acquiror Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such claim, and shall in other respects give reasonable cooperation in such defense.

                  (b) Failure to Defend. If the Indemnifying Party, within 20 days after notice of any such Third Party Claim (or sooner if the nature of any Third Party Claim so requires), fails to undertake the defense of such Third Party Claim actively and in good faith, then the

         Acquiror Indemnified Party will have the right to undertake the defense, compromise or settlement of such Third Party Claim, or consent to the entry of a judgment with respect thereto.

                  (c) Acquiror Indemnified Party's Rights. Anything in this
         Article VIII to the contrary notwithstanding, (i) if there is a reasonable probability that the Third Party Claim may adversely affect the Acquiror Indemnified Party other than as a result of money damages or other money payments in an aggregate amount of less than $25,000, the Acquiror Indemnified Party shall have the right to defend, compromise or settle such Third Party Claim (provided that the Acquiror Indemnified Party shall not settle such Third Party Claim or consent to any judgment without first obtaining the consent of the Indemnifying Party, which shall not be unreasonably withheld), and (ii) the Indemnifying Party shall not without the written consent of the Acquiror Indemnified Party, settle or compromise any Third Party Claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Acquiror Indemnified Party of an unconditional release from all liability in respect of such Third Party Claim.

         8.04 PAYMENT; ARBITRATION. Upon the occurrence of a Claim (subject to
Section 8.03 with respect to a Third Party Claim) for which indemnification is believed to be due hereunder, the Indemnified Party shall provide notice of such Claim to the Indemnifying Party, stating in specific terms the circumstances giving rise to the Claim, specifying the amount of the Claim and making a request for any payment then believed due. Any Claim shall be conclusive against the Indemnifying Party in all respects 30 days after receipt by the Indemnifying Party of such notice, unless within such period the Indemnifying Party sends the Indemnified Party a notice disputing the propriety of the Claim. Such notice of dispute shall describe the basis for such objection and the amount of the Claim as to which the Indemnifying Party does not believe should be subject to indemnification. Upon receipt of any such notice of dispute, both the Indemnified Party and the Indemnifying Party shall use all reasonable efforts to cooperate and arrive at a mutually acceptable resolution of such dispute within the next 30 days. If a mutually acceptable resolution cannot be reached between the Indemnified Party and the Indemnifying Party with such 30-day period, either party may submit the dispute for resolution by binding arbitration pursuant to the provisions of this Section 8.04. If a party elects to submit such matter to arbitration, such party shall provide notice to the other party of its election to do so, and the parties shall attempt to appoint a single arbitrator. If the parties are unable within 10 days after receipt of the notice to agree on a single arbitrator, then each party shall appoint one arbitrator, and the two arbitrators so appointed shall name a third arbitrator within a period of 10 days after their nomination. If the two arbitrators fail to appoint a third arbitrator within such 10-day period, a third arbitrator shall be appointed pursuant to the then existing Commercial Arbitration Rules (the "Rules") of the American Arbitration Association. In all respects, such panel and the arbitration proceeding shall be governed by the Rules, and the place of arbitration shall be in a city mutually selected by the Indemnifying Party and the Acquiror Indemnified Party (or, if no city can be mutually agreed upon within 10 days, then in Houston, Texas). If it is finally determined that all or a portion of such Claim amount is owed to the Indemnified Party, then such Claim amount shall be satisfied in accordance with Section 8.05 of this Agreement and the Acquiror Indemnified Party shall be entitled to recovery of all expenses, including reasonable attorneys' fees, incurred in connection with enforcing its rights under this Article VIII. Judgment upon the award resulting from arbitration may be entered in any court having jurisdiction for direct enforcement, or any application may be made to a court for a judicial acceptance of the award and an order of enforcement, as the case may be.

         8.05     SATISFACTION OF CLAIMS FROM ESCROW SHARES.

                  (a) Except for any Claim for fraud shall not be so limited, the indemnification obligations of the Shareholders under Section 8.01 of this Agreement (including with respect to any Third Party Claims) shall be satisfied solely from payments of the Escrow Shares by delivery to the Acquiror Indemnified Party entitled to indemnification hereunder.

                  (b) Pursuant to the provisions of the Escrow Agreement, if the Shareholders are determined to owe a Claim amount pursuant to the procedures set forth in Section 8.04, then the amount due the Acquiror Indemnified Party hereunder shall be satisfied by the delivery to the Acquiror Indemnified Party pursuant to the Escrow Agreement of Escrow Shares equal in value to the amount of the Claim to be satisfied, and the Claim shall be deemed paid and satisfied upon receipt by the Acquiror Indemnified Party of certificates representing such number of Escrow Shares duly endorsed for transfer to the Indemnified Party. The per share value of the Escrow Shares for purposes of this Article VIII and the Escrow Agreement with respect to a particular Claim shall be the Market Value (as defined herein) of the Escrow Shares. The "Market Value" of an Escrow Share shall be the actual closing trading price at the end of business as of the Closing Date (regardless of the actual trading price for the Acquiror Stock), with appropriate adjustment to take into account any stock split, reverse stock split, stock dividend, recapitalization, stock exchanges or other similar capital adjustments with respect (including by reason of merger, consolidation or other business combination involving Acquiror) to the Escrow Shares. The Market Value of the Additional Corpus (as such term is defined in the Escrow Agreement) shall be determined by mutual agreement of the Shareholders' Representative and the Acquiror. In the event that such parties cannot in good faith agree on the market value of the Additional Corpus, the matter shall be settled by binding arbitration in accordance with the procedures set forth herein, except for any claims of fraud.

                  (c) The Shareholders' Representative shall have the power and authority to make all decisions with regard to the settlement of Claims brought pursuant to Section 8.01 of this Agreement from the Escrow Shares. If the Shareholders' Representative is unable to carry out his duties as Shareholders' Representative, then the person designated in the Appointment of Shareholders' Representative, shall be designated and appointed as the Shareholders' Representative, and shall assume all of the powers and duties of the Shareholders' Representative under the Agreement and the Escrow Agreement. If any successor Shareholders' Representative becomes unable to carry out his duties as Shareholders' Representative, his replacement shall be the person designated in the Appointment of Shareholders' Representative.

         8.06 LIABILITY LIMITATIONS; SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements of the Company and the Shareholders in this Agreement or made pursuant hereto shall survive the Closing, and any investigation thereof, until the first anniversary of the Closing Date and, the Shareholders shall have no liability under this Article VIII unless written notice of a Claim is provided within such period. After the Effective Time, the Acquiror Indemnified Parties shall not be entitled to indemnification for Claims from the Escrow Shares except to the extent the aggregate amount for all claims exceeds $50,000. Once such threshold is satisfied, the Shareholders, subject to the other limitations in this Article VIII, shall be liable for all Claims of the Acquiror Indemnified Parties in excess thereof. All Claims by the Acquiror Indemnified Parties pursuant to this Agreement shall be limited to the Escrow Shares, except for any claim of fraud.

         8.07 SUBROGATION. Upon payment in full of any Third Party Claim or other Claim, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Acquiror Indemnified Parties against any person with respect to the subject matter and to the extent only of the Third Party Claim or other Claim.

                                   ARTICLE IX

                                   CONDITIONS

         9.01 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIROR COMPANIES. The obligation of the Acquiror Companies to effect the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived by Acquiror, in whole or in part, to the extent permitted by applicable law:

                  (a) Each of the representations and warranties of the Company and each of the Shareholders contained in this Agreement shall be true and correct in all material respects (without duplication of any materiality exception contained in any individual representation and warranty) as of the date of this Agreement and as of the Closing Date as though made again as of the Closing Date. Acquiror shall have received a certificate of the President and the Secretary of the Company, dated the Closing Date, to such effect with respect to the representations and warranties of the Company;

                  (b) The Company and each of the Shareholders shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by such person on or prior to the Closing Date. Acquiror shall have received a certificate of the President and the Secretary of the Company, dated the Closing Date, to such effect with respect to the Company's performance and compliance;

                  (c) Acquiror shall have received a certificate of the President and Secretary or Assistant Secretary (or other authorized corporate officer) of the Company certifying as true, accurate and complete, as of the date of this Agreement and against as of the Closing Date: (i) a copy of the resolutions of the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby to which it is a party and the consummation by the Company of the Merger; (ii) a copy of the resolutions of the Company's shareholders authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby to which it is a party and the consummation by the Company of the Merger; (iii) a certified copy of the Articles of Incorporation of the Company issued by the Secretary of State; (iv) a copy of the Bylaws of the Company; and (v) the incumbency of the officer or officers authorized to execute on behalf of the Company this Agreement and the other documents contemplated thereby to which it is a party;

                  (d) Acquiror shall have received a certificate of the President and Secretary or Assistant Secretary (or other authorized corporate officer) of each subsidiary of the Company certifying as true, accurate and complete, as of the date of this Agreement and again of the Closing Date: (i) a certified copy of the Articles of Incorporation of the subsidiary issued by the Secretary of State of the state of such subsidiary's incorporation; and (ii) a copy of the Bylaws of such subsidiary;

                  (e) The resignations, effective at the Effective Time, of each of the directors and officers of the Company shall have been delivered to Acquiror on the Closing Date;

                  (f) No court or Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

                  (g) The applicable waiting period under any applicable competition Laws, Regulations or Orders of foreign Governmental Entities, as set forth in the Acquiror Disclosure Schedule or the Company Disclosure Schedule, shall have expired or been terminated;

                  (h) Acquiror shall have received the Escrow Agreement, duly executed and delivered by the Shareholders' Representative and the Escrow Agent;

                  (i) The Shareholders' Representative and each of the Shareholders shall have executed and delivered the Appointment;

                  (j) Acquiror shall have received the Registration Rights Agreement duly executed and delivered by the Shareholders to the Acquiror, such agreement to be substantially in the form of Exhibit C;

                  (k) Randall S. Miller and Lawrence Bruno shall have duly executed and delivered to Acquiror an Employment Agreement substantially in the form of Exhibit D;

                  (l) All shares of the Company's Common Stock (or other equity interests owned by the Company or a subsidiary of the Company) shall be free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's or such subsidiaries' voting rights, charges or other encumbrances of any nature whatsoever;

                  (m) The Acquiror shall have received the waiver or consent of all persons holding options to purchase Company Stock of any notice of change of control to consummate the Merger, and the amended and restated option agreements pertaining to the Company Options as contemplated in Section 1.06(g) shall have been duly executed and delivered;

                  (n) Acquiror shall have received a certified copy of the resolution of the Company's Board of Directors that the actions regarding the Plan and the treatment of the Executive Stock Rights as set forth in Section 1.06(h) are in compliance with the terms of the Plan;

                  (o) The Company shall have paid prior to Closing all accounting fees and expenses and all legal fees and expenses and shall not be liable for any accounting fees or expenses or legal fees or expenses of the Shareholders relating to the negotiation or consummation of this Agreement or the transactions contemplated herein; and

                  (p) Acquiror shall have received from each person entitled to any benefits under the Company Long-Term Incentive Compensation Plan or any Company Deferred Compensation Agreement a waiver or release of such benefits, such documents to be in a form acceptable to Acquiror in its sole discretion.

         9.02 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. The obligations of the Company and the Shareholders to effect the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived by the Company and the Shareholders, acting together, in whole or in part, to the extent permitted by applicable Law:

                  (a) Each of the representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects (without duplication of any materiality exception contained in any individual representation and warranty) as of the date of this Agreement and as of the Closing Date as though made again as of the Closing Date. The Company shall have received a certificate of the President and the Chief Financial Officer of the Acquiror (or the organizational equivalent), dated the Closing Date, to such effect;

                  (b) The Acquiror Companies shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date. The Company shall have received a certificate of the President and the Chief Financial Officer of the Acquiror (or the organizational equivalent), dated the Closing Date, to such effect;

                  (c) The Company and the Shareholders shall have received a certificate of the Secretary or Assistant Secretary (or other authorized corporate officer) of each of the Acquiror Companies certifying as true, accurate and complete, as of the date of this Agreement and again as of the Closing Date: (i) a copy of the resolutions of the Board of Directors of each of the Acquiror Companies (or the organizational equivalent) authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby to which it is a party and the consummation by the Company of the Merger; (ii) a copy of the resolutions of Acquisition Sub's shareholder authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby to which it is a party and the consummation by the Company of the Merger; (iii) a copy of the Articles of Incorporation (or equivalent organizational document) of each of the Acquiror Companies issued by The Netherlands and the Secretary of State of the State of Texas, as the case may be;
         (iv) a copy of the Bylaws (or equivalent organizational document) of each of the Acquiror Companies; and (v) the incumbency of the officer or officers authorized to execute on behalf of each of the Acquiror Companies this Agreement and the other documents contemplated thereby to which it is a party;

                  (d) The Estate of Paul J. Cernock and the Estate of Elizabeth
         M. Cernock shall have been advised in writing by KPMG as of the Closing Date to the effect that the Merger qualifies as a reorganization under the provisions of Section 368(a) of the Code, and will not be taxable to the Shareholders under Section 367 of the Code.

                  (e) No court or Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

                  (f) The applicable waiting period under any applicable competition Laws, Regulations or Orders of foreign Governmental Entities, as set forth in Acquiror Disclosure Schedule or the Company Disclosure Schedule, shall have expired or been terminated;

                  (g) The amendments to the Company Options contemplated in
         Section 1.06(g) shall have been duly executed and delivered; and

                  (h) Randall S. Miller and Lawrence Bruno shall have received from Acquiror a duly executed Employment Agreement substantially in the form of Exhibit D.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.01 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time:

                  (a) by mutual consent of Acquiror and the Company;

                  (b) by either Acquiror or the Company if the Effective Time has not occurred on or before September 15, 1999;

                  (c) by Acquiror, upon a breach of any covenant or agreement on the part of the Company or any of the Shareholders set forth in this Agreement, or if any representation or warranty of the Company or any of the Shareholders shall have become untrue, in either case such that the conditions set forth in Section 9.01(a) or Section 9.01(b) would not be satisfied (a "Terminating Company Breach"); provided that, if such Terminating Company Breach is curable by the Company or any of the Shareholders, as the case may be, through the exercise of reasonable efforts and for so long as the Company or such Shareholder or Shareholders continue to exercise such reasonable efforts, Acquiror may not terminate this Agreement under this Section 10.01(c);

                  (d) by the Company, upon breach of any covenant or agreement on the part of Acquiror set forth in this Agreement, or if any representation or warranty of Acquiror shall have become untrue, in either case such that the conditions set forth in Section 9.02(a) or
         Section 9.02(b) would not be satisfied (a "Terminating Acquiror Breach"); provided that, if such Terminating Acquiror Breach is curable by Acquiror through the exercise of its reasonable efforts and for so long as Acquiror continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 10.02(d); or

                  (e) by either Acquiror or the Company, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, unless the party relying on such Order has not complied with its obligations under Section 7.03(b).

         10.02 EFFECT OF TERMINATION. In the event of any termination of this Agreement pursuant to Section 10.01, the Shareholders, the Company, Acquiror and Acquisition Sub shall have no obligation or liability to each other except that
(i) the provisions of Sections 7.02(d), 7.02(e) and 7.06 shall survive any such termination, and (ii) nothing herein and no termination pursuant hereto will relieve any party from liability for any breach of this Agreement.

         10.03 WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto. The waiver by any party hereto of any condition or of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach.

         10.04 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement and supersedes all other prior agreements and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof, and neither this nor any document delivered in connection with this Agreement confers upon any person not a party hereto any rights or remedies hereunder except as provided in Article VIII hereof.

         10.05 ASSIGNMENT. This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto, except that the parties hereto agree that the rights and obligations of the Acquiror may be assigned to an affiliate of the Acquiror by written notice to all other parties hereto.

         10.06 CERTAIN DEFINITIONS. For the purposes of this Agreement, the term:

                  (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  (b) "business day" means any day other than a day on which banks in The Netherlands or the State of Texas are authorized or obligated to be closed;

                  (c) "Closing" shall have the meaning set forth in Section 1.11 of this Agreement, of persons interested in the transactions contemplated by this Agreement at which all documents deemed necessary by the parties to this Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered;

                  (d) "Closing Date" shall mean the date of the Closing as determined pursuant to Section 1.11 of this Agreement.

                  (e) "Competing Transaction" shall mean any proposal or offer from any person or entity (other than Acquiror or an affiliate of Acquiror) relating to any acquisition or purchase of all or (other than in the ordinary course of business) any material portion of the assets of, or any possible disposition or issuance of any Common Stock or any capital stock or other equity interests in the Company or any of its subsidiaries (or any rights or securities exercisable for or convertible into Common Stock or any such capital stock or other equity interests), or any merger or other business combination with, the Company or any of its subsidiaries;

                  (f) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                  (g) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

                  (h) "subsidiary" or "subsidiaries" of the Company, Acquiror or any other person, means any corporation, partnership, joint venture or other legal entity of which the Company, Acquiror or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

                  (i) "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto; and

                  (j) "Trading Day" shall mean each business day on which the New York Stock Exchange Market is open for trading.

         10.07 NOTICES. All notices, requests, demands, claims and other communications that are required to be or may be given under this Agreement shall be in writing and (i) delivered in person or by courier, (ii) sent by telecopy or facsimile transmission, or (iii) mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

         If to the Company:                 Reservoirs, Inc.
                                            1151 Brittmore Road
                                            Houston, Texas 77043
                                            Attention:  Randall S. Miller
                                            Telecopy:  (713) 932-0520


         with a copy (which shall
           not constitute notice) to:       Chamberlain, Hrdlicka, White,
                                              Williams & Martin
                                            1200 Smith, 14th Floor
                                            Houston, Texas 77002
                                            Attention:  Craig M. Bergez
                                            Telecopy:  (713) 658-2553

         If to the Shareholders:            Shareholders of Reservoirs, Inc.
                                            c/o Randall S. Miller
                                            22506 Wetherburn
                                            Katy, Texas 77449

         with a copy (which shall
           not constitute notice) to:       Chamberlain, Hrdlicka, White,
                                              Williams & Martin
                                            1200 Smith, 14th Floor
                                            Houston, Texas 77002
                                            Attention:  Craig M. Bergez
                                            Telecopy:  (713) 658-2553

         If to Acquiror:                    Core Laboratories N.V.
                                            Herengracht 424
                                            1017 BZ Amsterdam
                                            The Netherlands
                                            Telecopy:  011-31-20-627-9886
                                            Attention:  Jacobus Schouten

                  and                       Core Laboratories, Inc.
                                            5295 Hollister Road
                                            Houston, Texas  77040
                                            Telecopy:  (713) 744-6225
                                            Attention:  John D. Denson
         with a copy (which shall
           not constitute notice) to:       Vinson & Elkins L.L.P.
                                            2300 First City Tower
                                            1001 Fannin Street
                                            Houston, Texas  77002-6760
                                            Telecopy:  (713) 615-5531
                                            Attention:  T. Mark Kelly

or to such other address as the parties hereto shall have furnished to the other parties hereto by notice given in accordance with this Section 10.07. Such notices shall be effective (i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee, or (iii) if mailed, upon the earlier of five (5) business days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

         10.08 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Texas, without giving effect to the principles of conflicts of law thereof.

         10.09 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term, provision, covenant or restriction is invalid, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         10.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, by original or facsimile signatures, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         10.11 HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         IN WITNESS WHEREOF, the Company and each of the Acquiror Companies have each caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, and each of the Shareholders has executed this Agreement, all as of the date first above written.

                                  CORE LABORATORIES N.V.

                                  BY:      CORE LABORATORIES INTERNATIONAL
                                           B.V., its Sole Managing Director


                                  By:      /s/ Jacobus Schouten
                                           --------------------
                                           Jacobus Schouten
                                           Managing Director


                                  CORE ACQUISITION SUBSIDIARY, INC.



                                  By:      /s/ David M. Demshur
                                           --------------------
                                           David M. Demshur
                                           President

                                  RESERVOIRS, INC.



                                  By:      /s/ Randall S. Miller
                                           ---------------------
                                  Name:    Randall S. Miller
                                  Title:   President

                                  SHAREHOLDERS' REPRESENTATIVE:


                                  By       /s/ Randall S. Miller
                                           ---------------------
                                           Randall S. Miller

                                                        NUMBER OF SHARES
                                                           OF COMPANY          NON-ACCREDITED        ACCREDITED
SHAREHOLDERS:                                             STOCK OWNED             INVESTOR            INVESTOR
                                                       --------------------------------------------------------------
                                                                                    (Please check one box)
/s/ Randall S. Miller                                                8,500           [ ]                 [ ]
-------------------------------
RANDALL S. MILLER
ESTATE OF PAUL J. CERNOCK,
DECEASED


By:  /s/ Christopher M. Cernock
     --------------------------
       Christopher M. Cernock
       Independent Co-Executor                                      14,280           [ ]                 [ ]


By: /s/ Laura E. Cernock
    --------------------
       Laura E. Cernock
       Independent Co-Executor

ESTATE OF ELIZABETH M.
CERNOCK, DECEASED


By: /s/ Robert L. Thomas
    --------------------
       Robert L. Thomas
       Independent Executor                                         14,280           [ ]                 [ ]

/s/ Lawrence Bruno
------------------
LAWRENCE BRUNO                                                         935           [ ]                 [ ]


/s/ John Zellmer
----------------
JOHN ZELLMER                                                         1,530           [ ]                 [ ]

                                    EXHIBIT A

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

         This Escrow Agreement ("Escrow Agreement"), dated as of July 26, 1999 is entered into by and among Core Laboratories N.V., a Netherlands limited liability company ("Acquiror"); Core Acquisition Subsidiary, Inc., a Texas corporation with its principal place of business in Houston, Texas ("Acquisition Sub"), Reservoirs, Inc., a Texas corporation (the "Company"), Randall S. Miller (the "Shareholders' Representative") and Bankers Trust Company, as escrow agent ("Escrow Agent"). Defined terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

         WHEREAS, Acquiror, Acquisition Sub, the Company, the Shareholders of the Company and the Shareholder's Representative have entered into an Agreement and Plan of Merger, dated July 26, 1999 (the "Merger Agreement"), pursuant to which Acquisition Sub is merging with and into the Company with the Company as the surviving corporation of such merger (the "Merger"), with the result that the surviving corporation will become a wholly-owned subsidiary of Acquiror and all of the outstanding shares of common stock, $.01 par value of the Company (the "Company Stock") will be converted into Acquiror Shares; and

         WHEREAS, pursuant to the Merger Agreement, the Company and the Shareholders have made certain representations, warranties, covenants and agreements to and with Acquiror and the Shareholders have agreed to indemnify, defend and hold harmless the Acquiror Indemnified Parties against Claims under
Article VIII of the Merger Agreement; and

         WHEREAS, the parties to the Merger Agreement have agreed to establish an escrow fund (the "Escrow Fund"), initially consisting of 22,282 Acquiror Shares, from which they may, subject to the terms and conditions of the Merger Agreement and this Escrow Agreement, satisfy the Shareholders' obligations to indemnify against Claims; and

         WHEREAS, the Escrow Agent has agreed to act as the agent and custodian for the Escrow Fund for the benefit of the parties to the Merger Agreement; and

         WHEREAS, pursuant to the Merger Agreement, the Appointment and the terms and conditions hereof, the Shareholders' Representative is authorized to serve as the representative and agent hereunder for each of the Shareholders with full power and authority to execute, deliver and act on each such Shareholder's behalf hereunder in all respects;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements, provisions and covenants contained in this Escrow Agreement and the Merger Agreement, the parties hereby agree as follows:


                                    ARTICLE 1
                             ESTABLISHMENT OF ESCROW

         (a) Acquiror, Acquisition Sub, the Company and the Shareholders' Representative each hereby appoint the Escrow Agent to act as agent and custodian for the Escrow Fund for their respective benefit pursuant to the terms of this Escrow Agreement, and the Escrow Agent hereby accepts such appointment pursuant to such terms.

         (b) Pursuant to the terms of Section 1.06 of the Merger Agreement, Acquiror will cause to be delivered to, and directly deposited with, the Escrow Agent for the account and future potential benefit of the Shareholders a stock certificate representing 22,282 Acquiror Shares, which certificate shall be registered as follows: "Bankers Trust Company f/b/o the Former Shareholders of the Common Stock of Reservoirs, Inc." All such Acquiror Shares hereby initially delivered to, and initially deposited with, the Escrow Agent, together with all subsequent stock dividends or distributions of other Acquiror Shares received in respect of such shares while deposited hereunder, shall be referred to herein as the "Escrow Shares."

         (c) The respective number of Escrow Shares to be initially deposited with the Escrow Agent by Acquiror for the account of each Shareholder is set forth on Exhibit A hereto.

         (d) The Shareholders' Representative shall deliver to the Escrow Agent simultaneously herewith five stock powers duly executed and endorsed in blank in the form attached as Exhibit B with respect to each stock certificates representing the Escrow Shares, and the Escrow Agent hereby acknowledges receipt of the stock certificates representing the Escrow Shares and such executed stock powers. The Shareholders' Representative agrees to execute in the future such additional stock powers as may be required or requested by Acquiror or the Escrow Agent to transfer any Escrow Shares required in accordance with the provisions of the Merger Agreement and this Escrow Agreement.

         (e) The Escrow Shares shall be retained, managed and disbursed by the Escrow Agent subject to the terms and conditions of this Escrow Agreement and
Article VIII of the Merger Agreement. Each Shareholder shall have the full and unencumbered right to vote all Escrow Shares held for his account in the Escrow Fund on matters submitted to a vote of Acquiror's shareholders.

         (f) All cash dividends and cash distributions on Escrow Shares, when and if distributed by Acquiror, and all additional Acquiror Shares, property or other securities, issued on or with respect to the Escrow Shares ("Additional Corpus"), including as a result of stock splits, stock dividends or other similar capital adjustments to, or recapitalizations on, or share exchanges with (including by reason or merger, consolidation or other business combination involving Acquiror), the Acquiror Shares, or other securities, shall be retained in the Escrow Fund for the respective account of the Shareholders subject to the terms hereof.

                                    ARTICLE 2
                          CLAIMS AGAINST ESCROW SHARES

         (a) If Acquiror is entitled to indemnification from the Shareholders against a Claim pursuant to Section 8.01 (or any other section) of the Merger Agreement, then such Claim shall be satisfied by the Escrow Agent's delivery to Acquiror of the requisite number of Escrow Shares (determined in accordance with Article VIII of the Merger Agreement). Any Claim by Acquiror against the Shareholders shall be deemed to be paid and satisfied upon receipt by Acquiror from the Escrow Agent of stock certificates representing the requisite number of Escrow Shares (accompanied by stock powers duly executed and endorsed in blank covering such shares in accordance with Article 3 of this Escrow Agreement) and any Additional Corpus allocable to such Escrow Shares. As used in this Escrow Agreement, the term "Claim" shall have the same meaning as set forth in Section 8.01 of the Merger Agreement as it shall apply to any claim for indemnification asserted by Acquiror against the Shareholders pursuant to Section 8.01 (or any other section) of the Merger Agreement. As used in this Escrow Agreement with respect to entitlement to indemnification under the Merger Agreement, the term "Acquiror" shall include all parties included in the definition of "Acquiror Indemnified Parties" as set forth in Section 8.01 of the Merger Agreement.

         (b) The delivery to Acquiror of Escrow Shares and Additional Corpus, if any, applicable to such Escrow Shares, in satisfaction of an indemnification claim hereunder shall be taken from the accounts of each Shareholder in the Escrow Fund as nearly as practical on a pro rata basis based on the initial ownership interest in all Escrow Shares initially deposited hereunder.

                                    ARTICLE 3
                         PROCEDURE FOR CHARGE TO ESCROW

         (a) Any Claim under the indemnification provisions of the Merger Agreement to be satisfied under this Escrow Agreement shall be made by Acquiror by notice to the Escrow Agent and the Shareholders' Representative, stating in specific terms the circumstances giving rise to the Claim, specifying the amount of the Claim and making a request for any payment then believed due. A Claim shall be deemed to be finally resolved and appropriate for payment by the Escrow Agent when the conditions specified in clause (b) below have been met with respect thereto.

         (b) For purposes of this Escrow Agreement, a "Final Instruction" shall mean a written notice given to the Escrow Agent directing the disbursement from the Escrow Fund of the amount of the Claim, and shall be signed both by Acquiror and by the Shareholders' Representative except as otherwise provided in clause
(ii) or (iii) below. A Final Instruction shall be delivered to the Escrow Agent under the following circumstances, and accompanied by the indicated documentation:

                  (i) If the Shareholders' Representative disputes either the validity, amount or calculation of the Claim, the Shareholders' Representative shall give written notice of such dispute to Acquiror, with a copy to the Escrow Agent, within 45 days after the delivery of notice of the Claim by Acquiror. Such notice shall set forth the reasons and basis for disputing such Claim and the amount in dispute. In such circumstances, no Final Instruction may be given to the Escrow Agent except as provided in clause (iii) below.

                  (ii) If the Shareholders' Representative fails to respond to the Claim within 45 days after the delivery to the Shareholders' Representative and the Escrow Agent of the notice of the Claim, or if the Shareholders' Representative notifies the Escrow Agent that there is no dispute with respect to the Claim, Acquiror shall have the right to deliver to the Escrow Agent a Final Instruction, signed only by Acquiror, with respect to the Claim.

                  (iii) In the case of a dispute, the Escrow Agent shall not disburse any of the Escrow Fund in connection with the disputed amount of such Claim until such time as the Escrow Agent receives a Final Instruction with respect to such disputed Claim as set forth below. Upon receipt of such notice of dispute by Acquiror, both Acquiror and the Shareholders' Representative shall use all reasonable efforts to cooperate and arrive at a mutually acceptable resolution of such dispute within the next 30 days. If the Shareholders' Representative and the Acquiror reach an agreement with respect to such dispute, the Shareholders' Representative and the Acquiror shall give to the Escrow Agent a Final Instruction, signed by both the Shareholders' Representative and the Acquiror, with respect to the Claim. If a mutually acceptable resolution cannot be reached between Acquiror and the Shareholders' Representative within such 30-day period, either party may submit the dispute for resolution by binding arbitration pursuant to the provisions of this Article 3. If a party elects to submit such matter to arbitration, such party shall provide notice to the other party of its election to do so, and the parties shall attempt to appoint a single arbitrator. If the parties are unable within 10 days after receipt of the notice to agree on a single arbitrator, then each party shall appoint one arbitrator, and the two arbitrators so appointed shall name a third arbitrator within a period of 10 days of their nomination. If the two arbitrators fail to appoint a third arbitrator within such 10-day period, a third arbitrator shall be appointed pursuant to the then existing Commercial Arbitration Rules (the "Rules") of the American Arbitration Association ("AAA"). In all respects, such panel and the arbitration proceeding shall be governed by the Rules, and the place of arbitration shall be in a city mutually selected by Acquiror and the Shareholders' Representative (or, if no city can be mutually agreed upon within 10 days, then in Houston, Texas). If it is finally determined that all or a portion of such Claim amount is owed to an Acquiror Indemnified Party, the Acquiror Indemnified Party shall be entitled to payment of such Claim upon presentation of a Final Instruction signed by Acquiror and accompanied by a copy of the arbitration order. Judgment upon the award resulting from arbitration may be entered in any court having jurisdiction for direct enforcement, or any application may be made to a court for a judicial acceptance of the award and an order of enforcement, as the case may be.

         (c) Promptly after resolution of a Claim as provided in clause (b) above, the Escrow Agent shall satisfy such Claim by delivering to Acquiror the amount of the Escrow Fund calculated in accordance with Section 8.05 of the Merger Agreement and Article 2 of this Escrow Agreement or, if the value of the Escrow Fund held hereunder is less than the amount of such Claim, by delivering to Acquiror all of the Escrow Fund then held hereunder. Any Escrow Shares delivered to Acquiror in satisfaction of a Claim hereunder shall be accompanied by duly executed blank stock powers (in the form attached as Exhibit B) therefor and any such Escrow Shares so delivered shall be free and clear of any interest of the Shareholders or Escrow Agent therein. If the amount of the Escrow Shares to be delivered to Acquiror is not available in that specified certificate denomination then the Escrow Agent should request the necessary denomination from the stock transfer agent at the following address: American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005, Attention: Jennifer Donnovan.

                                    ARTICLE 4
                           DISPOSITION OF ESCROW FUND

         (a) The Escrow Fund held hereunder shall be released by the Escrow Agent to Shareholders the first anniversary of the Closing Date. The date the event described in either of the preceding clauses (i) and (ii) occurs is referred to herein as the "Distribution Date." Notwithstanding any other provision hereof, if on the Distribution Date any unresolved Claim is then pending hereunder, only the amount of the Escrow Fund having a value in excess of the value required to satisfy such Claim (Escrow Shares being valued for such purpose in accordance with Article VIII of the Merger Agreement) as determined in good faith by Acquiror shall be released to the Shareholders.

         (b) At such later time as all Claims have been finally resolved and the amount of all such Claims has been paid to Acquiror, the balance of the Escrow Fund then held hereunder, if any, shall be disbursed to the Shareholders. The Shareholders' Representative shall have no personal liability as a result of any actions taken in such position to Acquiror, Acquisition Sub or any of the Acquiror Indemnified Parties or to any Shareholder in either case with respect to the disposition of the Escrow Shares or any other action taken by him as the Shareholders' Representative, unless such actions constitute gross negligence or willful misconduct.

         (c) The escrow established by this Escrow Agreement shall continue in effect until release of the entire Escrow Fund pursuant to the provisions hereof.

         (d) No fractional Acquiror Shares shall be delivered at any time by the Escrow Agent and the Escrow Agent shall be authorized to adjust shares between the accounts of the Shareholders to eliminate fractional shares.

                                    ARTICLE 5
                     PROVISIONS RELATING TO THE ESCROW AGENT

         (a) The Escrow Agent shall have no duties or responsibilities whatsoever with respect to the Escrow Fund except as are specifically set forth herein. The Escrow Agent shall neither be responsible for or under, nor chargeable with knowledge of the terms and conditions of, any other agreement, instrument or document in connection herewith. The Escrow Agent may conclusively rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to any written notice, instrument, request, consent, certificate, document, letter, telegram, opinion, order, resolution or other writing hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document. The Escrow Agent shall have no responsibility for the contents of any such writing contemplated herein and may rely without any liability upon the contents thereof.

         (b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or with the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel (which counsel may be of the Escrow Agent's own choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind except for its own willful misconduct or gross negligence.

         (c) Each of the Acquiror and Shareholder's Representative agrees to jointly and severally indemnify the Escrow Agent and its employees, directors, officers and agents and hold each harmless against any and all liabilities incurred by it hereunder as a consequence of such party's action, and the parties agree jointly and severally to indemnify the Escrow Agent and hold it harmless against any claims, costs, payments, and expenses (including the fees and expenses of counsel) and all liabilities incurred by it in connection with the performance of its duties hereunder and them hereunder, except in either case for claims, costs, payments and expenses (including the fees and expenses of counsel) and liabilities incurred by the Escrow Agent resulting from its own willful misconduct or gross negligence.

         (d) The Escrow Agent may resign as such following the giving of 60 days' prior written notice to Acquiror and the Shareholders' Representative. Similarly, the Escrow Agent may be removed and replaced following the giving of 60 days' prior written notice to the Escrow Agent jointly by Acquiror and the Shareholders' Representative. In either event, the duties of the Escrow Agent shall terminate 60 days after the date of such notice (or at such earlier date as may be mutually agreeable), except for its obligations to hold and deliver the Escrow Fund to the successor Escrow Agent; and the Escrow Agent shall then deliver the balance of the Escrow Fund then in its possession to such a successor Escrow Agent as shall be appointed by Acquiror and the Shareholders' Representative as evidenced by a written notice filed with the Escrow Agent. If Acquiror and the Shareholders' Representative are unable to agree upon a successor Escrow Agent by the effective date of such resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief; and any such resulting appointment shall be binding upon all of the parties hereto. Upon acknowledgment by any successor Escrow Agent of the receipt of the then remaining balance of the Escrow Fund, the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Escrow Agreement.

         (e) The Escrow Agent shall not be bound in any way by any agreement, other than this Escrow Agreement. A copy of the Merger Agreement, together with the Schedules and Exhibits thereto, has been provided to the Escrow Agent in connection with the execution of this Escrow Agreement and the Escrow Agent understands that the terms of the Shareholders' indemnification obligations are set forth in Article VIII of the Merger Agreement. The Merger Agreement forms an integral part of this Escrow Agreement and, therefore, Article VIII thereof is hereby incorporated by reference herein.

         (f) The Escrow Agent shall be under no duty to institute or defend any arbitration or legal proceeding with respect to the Escrow Fund or under this Escrow Agreement and none of the costs or expenses or any such proceeding shall be borne by the Escrow Agent. The costs and expenses of any such proceeding shall be borne as decided by the arbitrators or court and shall be direct obligations of Acquiror or the Shareholders' Representative, as the case may be, and shall not be satisfied in any way by the Escrow Fund.

                                    ARTICLE 6
                                SECURITY INTEREST

         The Shareholders' Representative hereby grants to Acquiror, in the name of and on behalf of the Shareholders, a first priority security interest in each of the Shareholder's respective rights, title to and interest in the Escrow Fund held under this Escrow Agreement, for the purpose of securing, or partially securing, each and all of their indemnification obligations to Acquiror pursuant to Article VIII of the Merger Agreement. The Shareholders' Representative agrees to execute and deliver any such further instruments as Acquiror or Escrow Agent may request from time to time evidencing such security interest.

                                    ARTICLE 7
                                     NOTICES

         All notices, requests, demands, claims and other communications which are required to be or may be given under this Escrow Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered in person or by courier, (ii) sent by telecopy or facsimile transmission, answer back requested, or (iii) mailed, by registered or certified mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

                  (a)      If to Acquiror:

                                    Core Laboratories N.V.
                                    Herengracht 424
                                    1017 BZ Amsterdam
                                    The Netherlands
                                    Telecopy:  011-31-20-627-9886
                                    Attention:  Jacobus Schouten

                           and

                                    Core Laboratories, Inc.
                                    5295 Hollister Road
                                    Houston, Texas  77040
                                    Telecopy:  (713) 744-6225
                                    Attention:  John D. Denson

                           with a copy (which shall not constitute notice) to:

                                    Vinson & Elkins L.L.P.
                                    2300 First City Tower
                                    1001 Fannin Street
                                    Houston, Texas  77002-6760
                                    Telecopy:  (713) 615-5531
                                    Attention:  T. Mark Kelly

                  (b)      If to the Escrow Agent:

                                    Bankers Trust Company
                                    4 Albany Street
                                    New York, NY  10006
                                    Telecopy:  (212) 250-6392
                                    Attention: Tom Hacker

                  (c)      If to the Shareholders' Representative:

                                    Randall S. Miller
                                    22506 Wetherburn
                                    Katy, Texas 77449

                           with a copy (which shall not constitute notice) to:

                                    Chamberlain, Hrdlicka, White, Williams &
                                      Martin
                                    1200 Street Smith, 14th Floor
                                    Houston, Texas 77002
                                    Telecopy:  (713) 658-2553
                                    Attention:  Craig M. Bergez

or to such other address as any party shall have furnished to the other by notice given in accordance with this Article 7. Such notices shall be effective,
(i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the answer back is received, or (iii) if mailed, upon the earlier of five business days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

                                    ARTICLE 8
                         BINDING EFFECT; OTHER INTERESTS

         This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing herein is intended or shall be construed to give any other person (including, without limitation, any creditors of Escrow Agent, Acquiror, the Company or the Shareholders' Representative) any right, remedy or claim under, in or with respect to this Escrow Agreement or the Escrow Fund held hereunder. The Escrow Agent shall not have a lien or adverse claim upon, or any other right whatsoever to payment from, the Escrow Fund (or dividends or distributions paid thereon) for or on account of any right to payment or reimbursement hereunder or otherwise.

                                    ARTICLE 9
                                  GOVERNING LAW

         This Escrow Agreement shall be construed and enforced in accordance with the laws of the State of Texas, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

                                   ARTICLE 10
                             COMPENSATION; EXPENSES

         The Escrow Agent shall be entitled to payment from Acquiror for customary fees and expenses for all services rendered by it hereunder in accordance with Exhibit C attached hereto (as such schedule may be amended from time to time), payable on the closing date. The Escrow Agent shall also be entitled to reimbursement on demand for all loss, liability, damage or expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.

                                   ARTICLE 11
                                      TERM

         This Escrow Agreement shall terminate on the later of (i) the Distribution Date or (ii) the date on which all Claims, if any, asserted by Acquiror pursuant to the terms of this Escrow Agreement and the Merger Agreement shall have been conclusively resolved and paid pursuant to this Escrow Agreement and the Merger Agreement. The rights of the Escrow Agent and the obligations of the other parties hereto under Articles 5 and 10 shall survive the termination thereof and the resignation or removal of the Escrow Agent.

                                   ARTICLE 12
                           AMENDMENT AND MODIFICATION

         Acquiror, Shareholders' Representative and the Escrow Agent may amend, modify and/or supplement this Escrow Agreement as they may mutually agree in writing.

                                   ARTICLE 13
                                  COUNTERPARTS

         This Escrow Agreement may be executed in two or more counterparts or by facsimile, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

                                   ARTICLE 14
                                    HEADINGS

         The headings used in this Escrow Agreement are for convenience only and shall not affect the construction hereof.

                                   ARTICLE 15
                                  ASSIGNABILITY

         Neither this Escrow Agreement nor any interest herein or in the Escrow Fund may be assigned or transferred, voluntarily or by operation of law, by Acquiror, the Shareholders' Representative or the Escrow Agent, except pursuant to the laws of descent and distribution; provided, however, that Acquiror may assign this Escrow Agreement and any or all interest herein to any "affiliate" of Acquiror upon notice to all parties and, thereupon such assignee shall fully assume and succeed to all of the assignors' rights, benefits, obligations, duties and responsibilities hereunder.

         Notwithstanding the foregoing, if the Shareholders' Representative is unable to carry out his duties of or has been removed as Shareholders' Representative, then a successor Shareholders' Representative shall be designated and appointed pursuant to Section 8.05(c) of the Merger Agreement, and shall assume all of the powers and duties of the Shareholders' Representative under the Merger Agreement and the Escrow Agreement. If any successor Shareholders' Representative becomes unable to carry out his duties as Shareholders' Representative, his replacement shall be designated and appointed pursuant to Section 8.05(c) of the Merger Agreement.

                                   ARTICLE 16
                                 TAX WITHHOLDING

         Notwithstanding anything to the contrary set forth herein, the Escrow Agent is authorized to withhold from any proposed distribution to the Shareholders from the Escrow Fund such amount as is necessary for the purpose of complying with the Escrow Agent's obligations under federal, state or local tax provisions; provided, however, that such withholding shall not reduce the amount of the Escrow Fund which may otherwise be required to be delivered to Acquiror under Article 3 hereof. In the event that there are insufficient funds remaining to pay any withholding obligations after distribution of the Escrow Funds to Acquiror, such liability shall be the responsibility of the Shareholders.

                                   ARTICLE 17
                                  SEVERABILITY

         If any term, provision, covenant or restriction of this Escrow Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Escrow Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated unless such an interpretation would materially alter the rights and privileges of any party hereto or materially alter the terms of the transactions contemplated hereby.

                                   ARTICLE 18
                           DESIGNEES FOR INSTRUCTIONS

         Acquiror may, by notice to the Escrow Agent, designate one or more persons who will execute notices and from whom the Escrow Agent may take instructions hereunder. Such designations may be changed from time to time upon notice to the Escrow Agent from Acquiror. The Escrow Agent will be entitled to rely conclusively on any notices or instructions from any person so designated by Acquiror.

                                   ARTICLE 19
                            MEDIATION AND ARBITRATION

         (a) Except as provided in Article 3 of this Escrow Agreement for disputes relating to claims against the Escrow Fund:

                  (i) Before the institution of any litigation between any persons relating to this Escrow Agreement, including any dispute over the application or interpretation of any provision hereof, if negotiations and other discussions fail, at the election of any party to this Escrow Agreement, such dispute shall be first submitted to mediation in accordance with the provisions of the Commercial Mediation Rules of the AAA before resorting to arbitration. The parties agree to conduct the mediation in good faith and make reasonable efforts to resolve their dispute by mediation. The place of the mediation shall be in a city mutually selected by the parties (or, if no city can be mutually agreed upon within ten (10) days, then in Houston, Texas).

                  (ii) If the dispute is not resolved by the mediation required under the preceding subsection, such dispute shall, at the election of any party to this Escrow Agreement, be subject to binding arbitration in accordance with the provisions of the Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be heard before a panel of three (3) arbitrators selected in accordance with the procedures therefor set forth in Article 3 of this Escrow Agreement. The parties agree to use the Houston, Texas office of the AAA and the place of arbitration shall be in a city mutually selected by the parties (or, if no city can be mutually agreed upon within ten (10) days, then in Houston, Texas).

                  (iii) The prevailing party in any mediation, arbitration or litigation shall be entitled to recover from the other party reasonable attorneys' fees, court costs and the administrative costs, fees and expenses of the AAA, each as applicable, incurred in the same, in addition to any other relief that may be awarded.

         (b) If either party appeals the decision of the arbitrators, the parties agree that the United States Judicial District including Harris County, Texas, and the state courts within Harris County, Texas, shall have exclusive venue and jurisdiction of same.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Escrow Agreement as of the day and year first above written.

                                       CORE LABORATORIES N.V.

                                       BY:      CORE LABORATORIES INTERNATIONAL
                                                B.V., its Sole Managing Director


                                       By:
                                                --------------------------------
                                                Jacobus Schouten
                                                Managing Director


                                       CORE ACQUISITION SUBSIDIARY, INC.


                                       By:
                                                --------------------------------
                                                David M. Demshur
                                                President


                                       RESERVOIRS, INC.


                                       By:
                                                --------------------------------
                                       Name:
                                                --------------------------------
                                       Title:
                                                --------------------------------


                                       SHAREHOLDERS' REPRESENTATIVE:


                                       -----------------------------------------
                                       Randall S. Miller

                                       BANKERS TRUST COMPANY, as Escrow Agent


                                       By:
                                                --------------------------------
                                       Name:
                                                --------------------------------
                                       Title:
                                                --------------------------------

                                                                    Exhibit A to
                                                                Escrow Agreement

                          ESCROW SHARES OF SHAREHOLDERS




SHAREHOLDER                                             ESCROW SHARES
-----------                                             -------------
Estate of Paul J. Cernock, Deceased                          8,050
Estate of Elizabeth M. Cernock, Deceased                     8,050
Randall S. Miller                                            4,792
John. F. Zellmer                                               863
Lawrence Bruno                                                 527
                                                          --------
                  Total..............................       22,282

                                                                    Exhibit B to
                                                                Escrow Agreement

                             CORE LABORATORIES N.V.
                                  COMMON STOCK

                                   STOCK POWER


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________ __________________ (______) shares of the Common Stock of
Core Laboratories N.V., standing in my(our) name(s) on the books of said Corporation represented by Certificate(s) No(s). _________ herewith, and do hereby irrevocably constitute and appoint Bankers Trust Company attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

         Dated:
                ----------------------



                                           *By:
                                               ---------------------------------



                                           *By:
                                               ---------------------------------

                                                                    Exhibit C to
                                                                Escrow Agreement

                              BANKERS TRUST COMPANY
                       CORPORATE TRUST AND AGENCY SERVICES

                              SCHEDULE OF FEES FOR
                      CORE LABORATORIES & RESERVOIRS ESCROW

A.       Annual Administration Fee:                                       $4,000
         (Payable at closing and each subsequent anniversary)

         These fees cover the review and execution of the Escrow Agreement, establishment of the appropriate custody account, the receipt and distribution of the Escrowed Shares, and all normal administrative time spent coordinating with other members of the working group.

Note: The fees set forth in this schedule are subject to review of documentation. The fees are also subject to change should circumstances warrant. Out-of-pocket expenses and disbursements, including counsel fees, incurred in the performance of our duties will be added to the billed fees. Fees for any services not covered in this or related schedules will be based upon our appraisal of the services rendered.

We may place orders to buy/sell financial instruments with outside broker-dealers that we select, as well as with BT or its affiliates. These transactions (for which normal and customary spreads or other compensation may be earned by such broker-dealers, including BT or its affiliates, in addition to the charges quoted above) will be executed on a riskless principal basis solely for your account(s) and without recourse to us or our affiliates. If you choose to invest in any mutual fund, BT and/or our affiliates may earn investment management fees and other service fees/expenses associated with these funds as disclosed in the mutual fund prospectus provided to you, in addition to the charges quoted above. Likewise, BT has entered into agreements with certain mutual funds or their agents to provide shareholder services to those funds. For providing these shareholder services, BT is paid a fee by these mutual funds that calculated on an annual basis does not exceed 25 basis points of the amount of your investment in these mutual funds. In addition, if you choose to use other services provided by BT or its affiliates, Corporate Trust or other BT affiliates may be allocated a portion of the fees earned. We will provide periodic account statements describing transactions executed for your account(s). Trade confirms will be available upon your request at no additional charge. If a transaction should fail to close for reasons beyond our control, we reserve the right to charge our acceptance fee plus reimbursement for legal fees incurred.

Shares of mutual funds are not deposits or obligations of, or guaranteed by, Bankers Trust Company or any of its affiliates and are not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S.


                                                                      JUNE, 1998

                                    EXHIBIT B

                   APPOINTMENT OF SHAREHOLDERS' REPRESENTATIVE

                   APPOINTMENT OF SHAREHOLDERS' REPRESENTATIVE

         This Appointment of Shareholders' Representative, dated as of July 26, 1999 (the "Appointment"), is made and entered into by and among Randall S. Miller, as the agent and attorney-in-fact (the "Shareholders' Representative"), and the persons listed under the heading "Shareholders" on the signature page of this Appointment, as the principals (individually, a "Shareholder", and collectively, the "Shareholders"). This is the Appointment required by Section 1.06(b) of that certain Agreement and Plan of Merger, dated as of this date (the "Merger Agreement"), entered into by and among Core Laboratories N.V., a Netherlands limited liability company ("Acquiror"), Core Acquisition Subsidiary, Inc., a Texas corporation ("Acquisition Sub"), Reservoirs, Inc., a Texas corporation (the "Company"), and the Shareholders of Reservoirs, Inc. Capitalized terms used but not defined in this Appointment shall have the meanings given to them in the Merger Agreement. This Appointment is subject to the terms and conditions of the Merger Agreement, the Escrow Agreement, and the other transaction documents referenced in the Merger Agreement, each of which is hereby incorporated by reference.

                                    RECITALS

         WHEREAS, the Shareholders collectively are the legal and beneficial owners and holders of record of all 39,525 shares of the issued and outstanding Company Stock; and

         WHEREAS, pursuant to the Merger Agreement, Acquisition Sub will be merged with and into the Company, with the Company as the surviving corporation of the Merger, and the Company Stock of each Shareholder will be converted into Acquiror Shares based on the Exchange Ratio, and certain of the Acquiror Shares of each Shareholder will be deposited into escrow, upon the terms and subject to the conditions of the Merger Agreement and Escrow Agreement; and

         WHEREAS, each of the Shareholders desires to appoint Shareholders' Representative as his agent and attorney-in-fact for the specific purposes set forth herein in connection with the performance of the Escrow Agreement and provisions of the Merger Agreement specifically relating thereto; and

         WHEREAS, the parties acknowledge that Acquiror will be relying upon this Appointment in entering into the Merger Agreement and Escrow Agreement, and in consummating the Merger, and consent to such reliance.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, and covenants stated in this Agreement, and the other good and valuable consideration exchanged between the parties, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound agree as follows:

                                   AGREEMENTS

         1. APPOINTMENT. Each of the Shareholders hereby makes, constitutes, and appoints Shareholders' Representative as it or his agent and true and lawful attorney-in-fact, for it or him, and in it or his name, place, and stead, to do any and all of the following upon the approval of Shareholders holding more than sixty percent (60%) of the Escrow Shares (as reflected on Exhibit A of the Escrow Agreement) pursuant to the Approval Procedures:

                  A. To execute, amend, deliver, acknowledge, file, certify, waive, and perform pursuant to the terms of the Escrow Agreement, and to take and perform all other acts and execute and deliver all other documents that are necessary or advisable to give effect to and fully perform the Escrow Agreement;

                  B. To give and receive all notices and other communications, whether written or oral, on such Shareholder's behalf with respect to the Escrow Agreement;

                  C. To act and perform, or not act or perform with respect to any notices or other communications, whether written or oral, received with respect to the Agreement;

                  D. To control the disposition of the Escrow Shares of each Shareholder in accordance with the terms of the Escrow Agreement, including, but not limited to, paying or otherwise settling all Claims against such Escrow Shares;

                  E. To execute, amend, deliver, acknowledge, file, certify, waive, and perform all instruments, certificates, and other documents required by or necessary or advisable to perform under this Appointment; and

                  F. To take, or not take, such other actions relating to the foregoing which a person with the authority granted to Shareholders' Representative hereunder could reasonably be expected to perform, or not perform, as the case may be.

         In performing under this Appointment, every act and performance, or failure to act and perform, shall be with the same effect as if the Shareholders were acting and performing, or not doing so, personally for themselves and in their own names, and each Shareholder hereby agrees to be bound by and ratifies and confirms as his own act all the Shareholders' Representative shall do, or cause to be done, under this Appointment. Further, every act and performance, or failure to act and perform, by Shareholders' Representative shall be conclusive evidence of his determination that such act and performance, or refusal to do so, was in the best interests of the Shareholders.

         2. APPROVAL PROCEDURES. The following procedures (the "Approval Procedures") shall be followed for purposed of obtaining the approval of Shareholders required by Section 1 of this Appointment: (a) the Shareholders' Representative shall give each Shareholder written notice of any matter requiring approval of the Shareholders under Section 1 of this Appointment, including a description of all material information associated with such matter;
(b) the Shareholders' Representative shall call a meeting of the Shareholders to be held no less than three days after the notice required by Section 2(a) has been given to the Shareholders for purposes of voting on the approvals referenced in such notice; and (c) each Shareholder shall have one vote for each Escrow Share held for the account of the Shareholder pursuant to Exhibit A of the Escrow Agreement. Any such meeting may be held by means of conference telephone or similar communications equipment that permits all persons participating in the meeting to hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. Notwithstanding the foregoing, any action that could be taken at any such meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by Shareholders holding more than sixty percent (60%) of the Escrow Shares (as reflected on Exhibit A of the Escrow Agreement).

         3. LIMITATION OF LIABILITY. Notwithstanding any provision in this Appointment to the contrary, the Shareholders' Representative shall have no personal liability to any of the Shareholders, Acquiror, Acquisition Sub, or any other person, as a result of any actions taken, or not taken, under this Appointment, unless such actions constitute gross negligence or willful misconduct by the Shareholders' Representative.

         4. REVIEW OF TRANSACTION DOCUMENTS. Each of the Shareholders represents and warrants to the Shareholders' Representative that he or its duly appointed representative has read the Merger Agreement, the Escrow Agreement, and the other transaction documents referenced in the Merger Agreement by which he or it is bound, and understands his or its rights, liabilities, and obligations thereunder. Each of the Shareholders agrees that, as to each liability or obligation of the Shareholder under the Escrow Agreement, the Shareholder will promptly perform all actions requested by the Shareholders' Representative with respect thereto (including, but not limited to, making payment of or otherwise settling any indemnification obligation under Article VIII of the Merger Agreement).

         5. COMPENSATION. The Shareholders' Representative shall not be entitled to any compensation for performing under this Appointment.

         6. IRREVOCABLE; TERMINATION.

                  a. The death or incapacity of any Shareholder shall not terminate this Appointment. This Appointment is subject only to termination pursuant to the following subsection. The appointment of Shareholders' Representative is coupled with an interest in that Shareholders' Representative is also a Shareholder, and thereby has a present, legal and beneficial interest in the Company Stock.

                  b. This Appointment shall become effective at the Effective Date and shall terminate, without any notice or further action on the part of any party hereto, upon the natural expiration, or earlier termination, of the Escrow Agreement (the "Termination Date"). From and after the Termination Date, the Shareholders' Representative shall have no further liability or obligation under this Appointment (except for any liability or obligation accruing prior to the Termination Date).

         7. SUBSTITUTE SHAREHOLDERS' REPRESENTATIVE. In the event the Shareholders' Representative dies or earlier resigns from this Appointment or is otherwise unable to carry out his duties as the Shareholders' Representative, then Lawrence Bruno shall be designated and appointed as the Shareholders' Representative, and shall assume all of the powers and duties of the Shareholders' Representative under this Appointment. If Lawrence Bruno becomes unable to carry out his duties or resigns as Shareholders' Representative, his replacement shall be John F. Zellmer. If John F. Zellmer becomes unable to carry out his duties or resigns as Shareholders' Representative, the Shareholders shall appoint a Shareholders' Representative upon the approval of Shareholders holding more than sixty percent (60%) of the Escrow Shares (as reflected on Exhibit A of the Escrow Agreement) pursuant to the Approval Procedures. A Shareholders' Representative may be removed at any time upon the approval of Shareholders holding more than sixty percent (60%) of the Escrow Shares (as reflected on Exhibit A of the Escrow Agreement) pursuant to the Approval Procedures, in which case a successor Shareholders' Representative shall be determined pursuant to the foregoing rules of succession. Any successor Shareholders' Representative shall perform subject to the terms and conditions of this Appointment as then in effect and have the identical duties and functions of the Shareholders' Representative hereunder.

         8. INDEMNIFICATION OF SHAREHOLDERS' REPRESENTATIVE. The Shareholders, jointly and severally, agree to indemnify and hold the Shareholders' Representative harmless from and against any loss, liability, damage, cost, or expense (including, but not limited to, legal fees and expenses) incurred by him arising out of or in connection with the Shareholders' Representative's performance under this Appointment, except to the extent caused by actions constituting gross negligence or willful misconduct of the Shareholders' Representative.

         9. NOTICES. Any notice required or permitted by this Appointment shall be in writing and shall be sufficiently given if personally delivered, mailed by certified or registered mail, return receipt requested, or sent by Federal Express (or other guaranteed and receipted delivery service) to the Shareholders' Representative at 22506 Wetherburn, Katy, Texas, 77449, and to each Shareholder at the last known address on the Acquiror's records (or such other addresses as specified by written notice timely given to the other parties). Any notice given in accordance with this section is effective five (5) business days after the date on which the same was delivered or deposited, as applicable for the notice procedure used.

         10. MEDIATION AND ARBITRATION.

                  a. Except as provided in Article 3 of the Escrow Agreement for disputes relating to claims against the Escrow Fund:

                  (i) Before the institution of any litigation between any persons relating to this Appointment including any dispute over the application or interpretation of any provision hereof, if negotiations and other discussions fail, at the election of any party to this Appointment, such dispute shall be first submitted to mediation in accordance with the provisions of the Commercial Mediation Rules of the AAA before resorting to arbitration. The parties agree to conduct the mediation in good faith and make reasonable efforts to resolve their dispute by mediation. The place of the mediation shall be in a city mutually selected by the parties (or, if no city can be mutually agreed upon within ten (10) days, then in Houston, Texas).

                  (ii) If the dispute is not resolved by the mediation required under the preceding subsection, such dispute shall, at the election of any party to this Appointment, be subject to binding arbitration in accordance with the provisions of the Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be heard before a panel of three (3) arbitrators selected in accordance with the procedures therefor set forth in Article 3 of the Escrow Agreement. The parties agree to use the Houston, Texas office of the AAA and the place of arbitration shall be in a city mutually selected by the parties (or, if no city can be mutually agreed upon within ten (10) days, then in Houston, Texas).

                  (iii) The prevailing party in any mediation, arbitration or litigation shall be entitled to recover from the other party reasonable attorneys' fees, court costs and the administrative costs, fees and expenses of the AAA, each as applicable, incurred in the same, in addition to any other relief that may be awarded.

                  b. If either party appeals the decision of the arbitrators, the parties agree that the United States Judicial District including Harris County, Texas, and the state courts within Harris County, Texas, shall have exclusive venue and jurisdiction of same.

         11.      MISCELLANEOUS.

                  a. ASSIGNABILITY; BINDING EFFECT. This Appointment is personal to the Shareholders' Representative and the Shareholders. Except as otherwise herein, no party may assign or delegate any rights or obligations under this Appointment without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

                  b. WAIVER. There can be no waiver of any term, provision, or condition of this Appointment which is not in writing signed by the party against whom the waiver is sought to be enforced. Waiver by any party of the default or breach of any provision of this Appointment by another shall not operate or be construed as a waiver of any subsequent default or breach.

                  d. SEVERABILITY. If any one or more of the provisions of this Appointment for any reason is held to be illegal, invalid, or unenforceable, the illegality, invalidity, or unenforceability will not affect, impair, or invalidate any other provision of this Appointment, which will be construed as if the illegal, invalid, or unenforceable provision had not been contained in the Appointment and, in lieu thereof, there will be added automatically as a part of this Appointment a provision as similar in terms to the illegal, invalid, or enforceable provision as possible and be legal, valid, and enforceable.

                  d. FURTHER ASSURANCES. The parties agree to take such further actions, including the execution and delivery of any documents, as may be required, necessary, or desirable for the performance of this Appointment.

                  e. ENTIRE AGREEMENT; HEADINGS; INCORPORATION BY REFERENCE. This Appointment, together with the other documents, exhibits, schedules, and instruments referred to herein, constitutes the entire agreement between the parties relating to the subject matter hereof, and supersedes all previous agreements, written or oral. Except as provided otherwise in this Appointment, this Appointment shall not be amended or modified except by an instrument in writing signed by all parties. Headings are for convenience of reference only and shall not affect the interpretation or construction of this Appointment. All exhibits, schedules, documents, and instruments referred to in this Appointment are incorporated by reference for all purposes.

                  f. GOVERNING LAW: ATTORNEY'S FEES. Any dispute between the parties relating to this Appointment shall be construed under and in accordance with the laws of the State of Texas, and applicable federal law. The prevailing party in any litigation shall be entitled to recover from the other party reasonable attorney's fees and court costs incurred in the same, in addition to any other relief that may be awarded.

                  g. MULTIPLE COUNTERPARTS. This Appointment may be executed in multiple counterparts, either by original or facsimile signatures, each of which shall constitute an original and all of which shall constitute one document; and furthermore, a facsimile signature shall be deemed an original.

         IN WITNESS WHEREOF, the parties have executed this Appointment and caused the same to be duly delivered on their behalf on the date first written above.


                         [signatures on following page]

                                   SHAREHOLDERS' REPRESENTATIVE


                                   ---------------------------------------------
                                   Randall S. Miller

                                   SHAREHOLDERS


                                   ---------------------------------------------
                                   RANDALL S. MILLER

                                   ESTATE OF PAUL J. CERNOCK, DECEASED


                                   By:
                                       -----------------------------------------
                                       Laura E. Cernock, Independent Co-Executor


                                   By:
                                       -----------------------------------------
                                       Christopher M. Cernock,
                                       Independent Co-Executor

                                   ESTATE OF ELIZABETH M. CERNOCK, DECEASED


                                   By:
                                       -----------------------------------------
                                       Robert L. Thomas, Independent Executor


                                   ------------------------------------------
                                   LAWRENCE BRUNO


                                   ------------------------------------------
                                   JOHN F. ZELLMER

                                    EXHIBIT C

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                  COMMON STOCK

                          REGISTRATION RIGHTS AGREEMENT


         This Common Stock Registration Rights Agreement ("Agreement"), dated as of July ___, 1999, is made by and among Core Laboratories N.V., a Netherlands limited liability company ("Company"), and those certain holders listed on the signature page(s) hereto (individually a "Holder" and collectively the "Holders"), who hereby agree as follows:

1.       INTRODUCTION.

         For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

                  (i) "Common Stock" means the Company's common stock, par value NLG $0.03 per share.

                  (ii) "Effective Time" shall have the meaning set forth in the Agreement and Plan of Merger between the Company, the Holders, Reservoirs, Inc. and Core Acquisition Subsidiary, Inc., dated July ___, 1999.

                  (iii) "Holder's Shares" means the number of shares of Common Stock specified on Exhibit A to this Agreement.

2.       PIGGYBACK REGISTRATION.

         (a) Right to Piggyback. Whenever the Company proposes to register any of its Common Stock for its own account under the Securities Act of 1933, as amended (the "Securities Act") (other than pursuant to a registration statement relating to warrants, options or shares of capital stock granted, to be granted, sold or to be sold exclusively to employees or directors of the Company, a registration statement filed pursuant to Rule 145 under the Securities Act or a shelf registration statement pursuant to Rule 415 under the Securities Act), the Company will give prompt written notice to the Holders of its intention to effect a registration and will, subject to Section 2(b) below, include in such registration Holder's Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the giving of notice by the Company. All registrations requested pursuant to this Section 2(a) are referred to herein as "Piggyback Registrations."

         (b) Priority on Piggyback Registrations. If a Piggyback Registration involves the registration of shares of Common Stock offered in a firm commitment underwritten offering and the managing underwriter(s) for the offering advise the Company that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering without adversely affecting the offering price of the shares of Common Stock to be included therein, the Company will so advise the Holders in writing and will include in such registration that number of shares of Common Stock which the

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



managing underwriter(s) have advised the Company, in their opinion, will not adversely affect the offering price of the shares of Common Stock to be offered by the Company, such number of shares to be included in such registration in accordance with the following priorities: (i) first, the Common Stock and other securities, if any, that the Company proposes to sell; (ii) second, the Common Stock and securities, if any, that First Britannia Mezzanine N.V. proposes to sell; (iii) third, the Common Stock and securities, if any, that any person (other than the Holders) having piggy-back registration rights granted prior to the date hereof proposes to sell; and (iv) fourth, on a pro-rata basis, (A) the Holder's Shares requested to be included in such registration pursuant to
Section 2(a) above and (B) any other Common Stock owned by persons other than the Holders having rights to participate in an underwritten registered offering of Common Stock and who have notified the Company of their intention to participate in such registration.

         (c) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company will select a managing underwriter(s) of nationally recognized standing.

3.       REGISTRATION PROCEDURES.

         Whenever the Holders have requested that any Holder's Shares be registered pursuant to this Agreement, and subject to Section 2(b) above, the Company will use its reasonable efforts to effect the registration of such Holder's Shares and pursuant thereto the Company will:

                  (a) prepare and file with the Securities and Exchange Commission ("Commission") under the Securities Act a registration statement with respect to such Holder's shares, which registration statement will state that the Holders of Holder's Shares covered thereby and the holders of any other shares of Common Stock to be included therein may sell such Shares under such registration statement, and use its reasonable efforts to cause such registration statement to become effective and to remain effective as provided herein;

                  (b) prepare and file with the Commission such amendments and supplements, if any, to such registration statement and the prospectus used in connection therewith as may be necessary to (i) keep such registration statement effective for a period which is the earlier of
         (A) 90 days or (B) until the completion of the distribution under such registration statement and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of Holder's Shares such number of copies of such registration statement (including exhibits), each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) as such seller may reasonably request in order to facilitate the disposition of such shares;

                  (d) use its reasonable efforts to register or qualify such Holder's Shares under such securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Holder's Shares owned by such seller, provided that the Company will not be required to (i) qualify generally

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



         to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                  (e) notify each seller of Holder's Shares at any time when a prospectus relating thereto is required to be delivered under the Securities Act, when it becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as practicable thereafter, prepare in sufficient quantities a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Holder's Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (f) enter into customary agreements relating to the registration (including an underwriting agreement in customary form);

                  (g) subject to the execution of confidentiality agreements in a form satisfactory to the Company, make reasonably available for inspection by any seller of Holder's Shares, any underwriter participating in any disposition pursuant to such registration statement, the Representative Counsel (as hereinafter defined) and any attorney, accountant or other agent retained by any such Representative Counsel or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, Representative Counsel, attorney, accountant or agent in connection with such registration statement to the extent such information is reasonably necessary to satisfy any of its obligations under applicable law;

                  (h) use reasonable efforts to obtain an appropriate opinion from counsel for the Company and a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by opinions of counsel and cold comfort letters in similar registrations as the Holders of a majority of the Holder's Shares covered by such registration statement reasonably request; provided, however, that failure to provide such opinion or letter, or the provision of any such opinion or letter in a form not satisfactory to any Holder whose Holder's Shares are covered by such registration statement shall not give rise to any action, at law or in equity, for damages or injunctive or other relief , but rather, shall only entitle such Holder to withdraw his Holder's shares from such registration statement pursuant to Section 3(k) below;

                  (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e), such Holder will forthwith discontinue such Holder's disposition of Holder's Shares pursuant to the registration statement covering such Holder's shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus covering such Holder's Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Holder's Shares and other shares of Common Stock covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
         Section 3(e);

                  (j) in connection with the preparation and review pursuant to this Agreement of any registration statement or prospectus or any amendments or supplements thereto, the Holders of a majority of the Holder's Shares included in such registration will choose one counsel ("Representative Counsel") who shall participate in the registration process on their behalf, coordinate requests by sellers of Holder's Shares for information from the Company and act as liaison between such selling stockholders or their individual counsel, accountants and agents and the Company; and

                  (k) if any Holder disapproves of the terms of any offering, such Holder's sole remedy shall be to withdraw therefrom by written notice to the Company and the underwriter (if any) and all other participants in such offering, and the Holder's Shares so withdrawn will also be withdrawn from registration.

4.       REGISTRATION EXPENSES.

         (a) Whether or not any registration pursuant to this Agreement shall become effective, all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, National Association of Securities Dealers' fees, fees and expenses of compliance with state securities or blue sky laws, printing and engraving expenses and fees and disbursements of counsel for the Company, the Representative Counsel, the independent certified public accountants for the Company, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company; provided, however, that (i) if other holders of Common Stock who have included shares in the registration statement are required to pro-rate any Registration Expenses which are to be paid by the Holders hereunder, then each Holder will also pro-rate such Registration Expenses with such other holders and (ii) each seller of Holder's Shares shall pay (A) any underwriting discounts and selling commissions applicable to Holder's Shares sold by the Holders and (B) all fees and disbursements of counsel for the Holders (other than the Representative Counsel); provided, however, that the Company's obligation to pay the fees, expenses and disbursements of Representative Counsel on the Piggyback Registrations shall be limited to reasonable fees, expenses and disbursements.

         (b) Notwithstanding anything herein to the contrary, each seller of Holder's Shares shall pay the Registration Expenses to the extent required by applicable law.


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



5.       INDEMNIFICATION.

         (a) Indemnification by the Company. The Company agrees to indemnify, with respect to any registration statement filed by it, to the full extent permitted by law, each Holder, its officers, directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Holder furnished in writing to the Company by such Holder expressly for use therein.

         (b) Indemnification by Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the fullest extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is caused by or contained in any information with respect to such Holder so furnished in writing by such Holder expressly for use therein.

         (c) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such person will claim indemnification pursuant to this Agreement, such indemnified party shall notify the indemnifying party in writing of the commencement thereof or of such involvement, as the case may be, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. in case any such action referred to under subsection (a) or (b) shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be required to indemnify the indemnified party with respect to any amounts paid in settlement of any action, proceeding or investigation entered into without the written consent of the indemnifying party.

         (d) Contribution. If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect or as a result of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand, the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense and any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  If indemnification is available under this Section 5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 5(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 5(d).

         (e) Indemnification and Contribution of Underwriters. In connection with any underwritten offering contemplated by this Section 5, the Company, with respect to any registration statement filed by it, will agree to customary provisions for indemnification and contribution in respect of losses, claims, damages, liabilities and expenses of the underwriters by the Company.

6.       PARTICIPATION IN UNDERWRITTEN REGISTERED OFFERINGS.

         No person may participate in any underwritten offering hereunder unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7.       MISCELLANEOUS.

         (a) Termination. This Agreement and all rights and obligations hereunder with respect to any Holder's Shares (except for the indemnification rights provided in Section 5 hereof which shall survive forever) will terminate one year from the date of this Agreement.

         (b) Waivers. Except as otherwise provided herein, the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of Holders of a majority of all of the Holder's Shares.

         (c) Amendments. Except as otherwise provided herein, this Agreement may be amended only with the written consent of the Company and the Holders of a majority of all of the Holder's Shares.

         (d) Subsequent Holders of Holder's Shares. This Agreement shall not be assignable by the Holders.

         (e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, by facsimile or original signatures, but all counterparts taken together will constitute one and the same Agreement.

         (g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         (h) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of the State of Texas, United States of America.

         (i) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to each of the Holders or subsequent holders of the Holder's Shares as the case may be, at their respective addresses on the books of the Company, and to the Company at the address indicated below:

                  If to Company:            Core Laboratories, N.V.
                                            Herengracht 424
                                            1017 BZ Amsterdam
                                            The Netherlands
                                            Telecopy: 011-31-20-627-9886
                                            Attention:  Jacobus Schouten

                        and                 Core Laboratories, Inc.
                                            5295 Hollister Road
                                            Houston, Texas 77040
                                            Telecopy: (713) 744-6225
                                            Attention:  John D. Denson

                  with a copy (which
                  shall not constitute
                  notice) to:               Vinson & Elkins, L.L.P.
                                            2300 First City Tower
                                            1001 Fannin Street
                                            Houston, Texas 77002-6760
                                            Telecopy:  (713) 615-5531
                                            Attention:  T. Mark Kelly

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         (j) Benefit of Agreement. No person not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

                         [signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

                                  CORE LABORATORIES N.V.

                                  By: CORE LABORATORIES INTERNATIONAL B.V.
                                      its Sole Management Director


                                  By:
                                      ------------------------------------------
                                      Jacobus Schouten
                                      Managing Director

                                  HOLDERS:

                                  ESTATE OF PAUL J. CERNOCK, DECEASED


                                  By:
                                      ------------------------------------------
                                      Christopher M. Cernock
                                      Independent Co-Executor

                                  By:
                                      ------------------------------------------
                                      Laura E. Cernock
                                      Independent Co-Executor

                                  ESTATE OF ELIZABETH M. CERNOCK, DECEASED


                                  By:
                                      ------------------------------------------
                                      Robert L. Thomas
                                      Independent Executor


                                  ----------------------------------------------
                                  RANDALL MILLER


                                  ----------------------------------------------
                                  JOHN ZELLMER


                                  ----------------------------------------------
                                  LAWRENCE BRUNO

                                    EXHIBIT A


                                                                        TOTAL ACQUIROR
NAME                                    ESCROW SHARES  CLOSING SHARES           SHARES
----                                    -------------  --------------   --------------
Estate of Paul J. Cernock                       8,050          72,454           80,504
Estate of Elizabeth M. Cernock                  8,050          72,454           80,504
Randall Miller                                  4,792          43,126           47,918
John Zellmer                                      863           7,762            8,625
Lawrence Bruno                                    527           4,744            5,271
                                                  ---           -----            -----
                  Total                        22,282         200,540          222,822

                                    EXHIBIT D

                           FORM OF EMPLOYMENT CONTRACT

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of August 2, 1999 (the "Effective Date") by and between Core Laboratories, Inc., a Delaware corporation ("Company"), and _______________ ("Employee").

                                R E C I T A L S :

         A. The Company is a corporation duly organized under the laws of the State of Delaware.

         B. Employee has sold his shares in Reservoirs, Inc. to Company's parent company, Core Laboratories N.V., and has benefited as a shareholder from the acquisition by Company's parent company of all of the outstanding capital stock of Reservoirs, Inc. pursuant to the Agreement and Plan of Merger dated July 26, 1999 among Core Laboratories N.V., Core Acquisition Subsidiary, Inc., Reservoirs, Inc. and the stockholders of Reservoirs, Inc. (the "Merger Agreement").

         C. The Company desires to employ Employee, and Employee desires to be employed by the Company, to provide services for the Company and Company's customers pursuant to the provisions of this Agreement.

                              A G R E E M E N T S :

         NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements in this Agreement, the parties do agree and covenant as follows, intending to be legally bound:

1.       EMPLOYMENT.

         1.1. Engagement. The Company employs Employee, and Employee accepts employment with Company, as _______________ (and in such other positions to which Employee may be assigned by Company) to render services to Company and to the customers of Company, as determined by the Board of Directors of Company (the "Board") and the appropriate authorized officers and agents of Company. Employee shall maintain regular full-time office/work hours in accordance with Company policies. Except as may be otherwise provided for in this Agreement, during the term of this Agreement, Employee shall not, without the prior written consent of Company, render compensable services except as an employee of Company or directly or indirectly engage in any business activity that competes with the business of Company, that duplicates a service provided by Company, or that is adverse to the business of Company.

         1.2. Right to Fees. Any and all Service Fees generated during the term of this Agreement shall belong to Company. "Service Fees" shall include, but not be limited to, fees or remuneration generated by the provision of services by Employee in Employee's capacity as an employee of Company. It is specifically understood and agreed that Employee shall have no right or claim to any portion of Service Fees, except as otherwise provided in this Agreement or by policies adopted by the Board or the authorized officers of Company.

         1.3. Customer Agreements. From time to time Company may enter into agreements with customers or suppliers that may require Company and/or Employee to engage in certain activities. Employee will fully cooperate in such activities and will comply with any and all requirements of any customer or supplier agreement to which Company becomes a party. Employee shall have no authority to, and shall not, execute agreements binding Company unless Employee is a duly authorized officer or agent of Company acting as authorized.

         1.4. Records of Company. During the term of this Agreement or any time thereafter, Employee shall not induce, solicit, or encourage any customer who has received or is receiving products or services from Company to seek such products or services from another source, including Employee. All business, financial, or other records, papers, and documents generated by Employee, Company, or employees or agents of Company shall belong to Company, and Employee shall have no right to keep or retain such records, papers, or documents after this Agreement is terminated.

2.       DUTIES.

         2.1. Professional Duties. Employee shall provide services exclusively for Company at facilities used by Company or at other locations as Company determines. Employee shall not render compensable services except as an employee of Company. Employee agrees to use Employee's best efforts in performing Employee's duties. Employee's essential duties shall also include without limitation:

                  2.1.1. Keeping and maintaining, or causing to be kept and maintained, appropriate records, reports, claims, and correspondence necessary and appropriate in connection with all services rendered by Employee under this Agreement, all of which records, reports, claims, and correspondence shall belong to Company;
                  2.1.2.   Promoting the business of Company;
                  2.1.3. Attending to the administrative duties of the business of Company;
                  2.1.4. Performing all acts reasonably necessary to maintain and improve Employee's skills;
                  2.1.5. Assisting Company in fulfilling its contractual obligations, if any; and 2.1.6. Providing services to customers of Company in accordance with standards and policies adopted by Company from time to time.

3.       COMPENSATION.

         3.1. Base Salary. The annual base salary of Employee shall be__________________ and ___/100 Dollars ($_______) during the first year of this Agreement. After the first year of this Agreement, the base salary of Employee may be adjusted by Company at its discretion. The base salary shall be payable in accordance with Company's schedule and policies.

         3.2. Employment Taxes. Company shall withhold on behalf of Employee appropriate employment taxes.

         3.3. Leave Time. Employee shall be entitled to vacation and other leave time in accordance with Company's policies. Paid vacation and leave time shall not increase the base salary or other compensation of Employee under this Agreement. Employee shall schedule vacation and leave time with reasonable notice to Company.

         3.4. Other Benefits. Company may provide and make available to Employee other benefits of employment as determined by the Board, such as health, group disability, and group life insurance. Company does not guarantee or make any warranties regarding the insurability of Employee.

         3.5 Bonus. Employee shall be eligible to receive an annual incentive bonus on or about March 31 of each calendar year in accordance with and subject to the performance criteria approved by the Board or the appropriate authorized officers or agents of the Company or his designee(s) and commensurate with those applicable to senior management of the Company. The amount of any such incentive bonus shall be limited to no more than _____% of Employee's then base salary specified in Section 3.1.

4.       TERM AND TERMINATION.

         4.1. Term. The initial term of this Agreement shall commence on the Effective Date and shall continue for a period of _____ year, unless sooner terminated in accordance with the terms of this Agreement.

         4.2. Termination For Cause.

                  4.2.1. By Company. Company may terminate this Agreement immediately upon notice to Employee for any of the following reasons, which shall be deemed to be "cause":

                  4.2.1.1. Employee's failure or refusal to perform the duties required under this Agreement or to comply with the policies, standards, and regulations of Company that may be established from time to time, that apply to all Company employees;

                  4.2.1.2. Employee's conviction in a court of competent jurisdiction of any felony offense or of any misdemeanor offense involving moral turpitude;

                  4.2.1.3. The commission by Employee of (i) any criminal offense other than minor traffic violations, (ii) any public or private conduct that offends decency or morality, causes Employee to be held in public ridicule or scorn, or causes a public scandal, or (iii) any conduct that may harm the reputation or operations of Company or that is detrimental to the interests of Company;

                  4.2.1.4. Employee, for reasons other than illness, disability, family emergency, vacation scheduled in advance with reasonable notice to Company, or holidays, devotes less than Employee's full time to Employee's duties under this Agreement;

                  4.2.1.5. Employee takes any action, fails to take any action, engages in any activity, the result of which is contrary to the interest of Company, or in any way violates Company's ethics policy.

                  4.2.2. By Employee. Employee may terminate this Agreement immediately upon written notice to Company, which notice shall describe the reason for termination, for either of the following reasons:

                                    4.2.2.1. Company dissolves;

                                    4.2.2.2. Company materially fails to perform
its duties under this Agreement and such failure continues for thirty (30) days after receipt of written notice.

         4.3. Termination Without Cause. After the initial term, this Agreement may be terminated immediately by Employee or Company without cause. In the event of notice by either party of termination without cause, Company may limit Employee's activities during the notice period or Company may impose any other restrictions it deems necessary and reasonable.

         4.4. Termination upon Death or Disability. This Agreement shall automatically terminate upon Employee's death. Any salary, bonus, or fringe benefits due at the time of death shall be paid on a pro rata basis. This Agreement shall also be deemed to terminate upon the commencement date of Employee's disability that does or is expected to continue for ninety (90) days. For purposes of this Agreement, the term "disability" means a documented illness or incapacity that keeps or is expected to keep Employee from resuming Employee's full-time duties for at least ninety (90) days; provided, however, that such ninety (90) day period shall not be deemed to be broken if Employee returns to work for no more than three consecutive working days during any given attempt to resume his or her regular work schedule.

         4.5. Effect of Termination. Upon any termination of this Agreement, Company shall pay Employee the compensation due through the date of termination as full and final satisfaction of the terms of this Agreement, and Employee shall have no further claims against Company for compensation.

5.       OUTSIDE ACTIVITIES AND NONCOMPETITION.

         5.1. Covenant Not to Compete. Employee recognizes that Company's decision to enter into this Agreement is induced primarily because of the covenants and assurances made by Employee in this Agreement, that such covenants and assurances are a precondition to Employee's right to receive payments from Company's parent company in the form of stock in exchange for his shares in Reservoirs, Inc., that Employee's covenant not to compete is necessary to ensure the continuation of the business of Company and the reputation of Company and the receipt and enjoyment of the benefits of the purchase of Reservoirs, Inc., and that irrevocable harm and damage will be done to Company if Employee competes with Company. Therefore, Employee agrees that for a period of _____ years following the Effective Date or for a period of _____ year after the termination for any reason of Employee's employment with Company, whichever period is greater, Employee shall not, directly or indirectly, as an employee, employer, contractor, consultant, agent, principal, shareholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business or enterprise in countries or locations where Reservoirs, Inc. or Core Laboratories N.V. or any of their subsidiaries currently conduct business, including, but not limited to Texas, the parishes of Louisiana listed on Exhibit A, Oklahoma, or Colorado (the "Noncompetition Territory") that is in competition in any manner whatsoever with the business of Company or any affiliate of Company (including, without limitation, Core Laboratories N.V. and its subsidiaries) without the prior written permission of Company. The parties mutually acknowledge all of the following:

                  (a) Employee's covenant not to compete is reasonable and is given as consideration for a portion of Employee's compensation and for a portion of the sales price for the shares of Reservoirs, Inc.

                  (b) In exchange for Employee's covenants to Company in this Agreement, Company is furnishing to Employee, in addition to Employee's compensation, valuable consideration, including without limitation:

                           (i)      full access to an established customer base;

                           (ii) the availability of expensive operating equipment, office equipment, and a trained and adequate staff; and

                           (iii) specialized training, as necessary, to provide services according to Company's standards.

                  (c) If Employee should render services within the Noncompetition Territory in competition with the business of Company, it would cause economic harm and loss of goodwill to Company resulting in immediate and irreparable loss, injuries, and damage to Company.

                  Neither the public in general nor any customers will be adversely affected by the enforcement of the noncompetition covenant, in that other similar providers of similar services are readily available within the restricted area.

         5.2. Ancillary Agreement. This covenant not to compete shall be construed as an agreement ancillary to the other provisions of this Agreement and to the Merger Agreement, and the existence of any claim or cause of action of Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of this covenant. Without limiting other possible remedies to Company for breach of this covenant, Employee agrees that injunctive or other equitable relief will be available to enforce the covenants of this provision, such relief to be without the necessity of posting a bond, cash or otherwise.

         5.3. Enforcement. Company and Employee further agree that if any restriction in this Article is held by any court to be unenforceable or unreasonable, a lesser restriction will be enforced in its place and the remaining restrictions in this Agreement will be enforced independently of each other. Employee agrees to pay any attorney's fees, court costs, and expenses incurred by Company if Company chooses, in its sole discretion, to enforce any provision under this Article and Company prevails.

         5.4. Survival. The provisions of this Article shall survive the termination of this Agreement.

6.       CONFIDENTIALITY OF INFORMATION.

         Employee agrees to keep confidential and not to use or to disclose to others during the term of this Agreement and for any time thereafter, except as expressly consented to in writing by Company or as required by law, any secrets or confidential technology, proprietary information, or trade secrets of Company, or any matter or thing ascertained by Employee through Employee's affiliation with Company, the use or disclosure of which matter or thing might reasonably be construed to be contrary to the best interest of Company. Employee further agrees that should Employee leave the employment of Company, Employee will neither take nor retain, without prior written authorization from Company, any papers, fee books, files, other documents, copies thereof, or other confidential information of any kind belonging to Company pertaining to Company's business, sales, financial condition, services, or products. Without limiting other possible remedies to Company for the breach of this covenant, Employee agrees that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting a bond, cash, or otherwise. Employee further agrees that if any restriction in this paragraph is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and the remaining restrictions in this paragraph shall be enforced independently of each other.

7.       MISCELLANEOUS.

         7.1. Assignability. Company may assign this Agreement to a successor business upon notice to Employee. Otherwise, neither party may assign its rights or duties under this Agreement without the prior written consent of the other party.

         7.2. Notice. Any notice, demand, or communication required, permitted, or desired to be given under this Agreement shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, addressed to the party at the primary business address of Company, or, if appropriate, at the residence of Employee on file with Company, or to another address and to the attention of another person or officer that either party may designate by written notice.

         7.3. Enforceability. Should any provision of this Agreement be held invalid, unenforceable, or unconstitutional by any governmental body or court of competent jurisdiction, that holding shall not diminish the validity or enforceability of any other provision of this Agreement.

         7.4. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, and venue for any cause of action arising under this Agreement shall lie in Harris County.

         7.5. Construction. Common nouns and pronouns and all other terms shall be deemed to refer to the masculine, feminine, neuter, and singular and/or plural, as the identity of the person or persons, firm, or association may require in the context.

         7.6. Binding Effect. The provisions of this Agreement shall inure to the benefit of and shall be binding upon the heirs, personal representatives, successors, assigns, estates, and legatees of each of the parties.

         7.7. Waiver of Breach. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or another provision.

         7.8. Entire Agreement; Amendments. This Agreement constitutes the entire agreement in effect between the parties pertaining to the employment relationship between Company and Employee and supersedes all prior or contemporaneous agreements, understandings, or negotiations of the parties. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. This Agreement shall not be modified, amended, or supplemented except in a written instrument executed by both parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals effective as of the Effective Date.

                                         COMPANY:

                                         CORE LABORATORIES, INC.



                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                         EMPLOYEE:



                                         ---------------------------------------
                                         (Name)